UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a‑12

IMPINJ, INC.

(Name of Registrant as Specified In Its Charter)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

IMPINJ, INC.
400 Fairview Avenue North, Suite 1200
Seattle, WA 98109

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific Time on May 28, 2026

TO THE HOLDERS OF COMMON STOCK OF IMPINJ, INC.:

Impinj, Inc., a Delaware corporation, will hold its annual meeting of stockholders virtually on May 28, 2026, 9:00 a.m. Pacific Time via live webcast. You can attend the annual meeting at www.virtualshareholdermeeting.com/PI2026. Because we are holding the meeting via the Internet, stockholders will only be able to attend the meeting virtually. We are holding the annual meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1. To elect as directors the seven (7) nominees named in this proxy statement to serve until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026;

3. To approve, on an advisory basis, the compensation of our named executive officers;

4. To approve the 2026 Equity Incentive Plan; and

5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The board of directors of Impinj, Inc. has fixed the close of business on April 8, 2026 as the record date for the annual meeting. Only stockholders of record of our common stock on April 8, 2026 are entitled to notice of, and to vote at, the meeting. Our proxy statement contains further information regarding voting rights and the matters to be voted upon.

We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access both the proxy statement and our annual report to stockholders. The Notice will also contain instructions on how to vote online or by telephone and how to receive a paper copy of the proxy materials by mail. Our proxy statement and our 2025 annual report to stockholders will be available at the following Internet address: http://www.proxyvote.com.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the annual meeting of stockholders, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Impinj, Inc. and look forward to you joining our virtual meeting or receiving your proxy.

By order of the board of directors,

Chris Diorio, Ph.D.

Chief Executive Officer

Seattle, Washington

April 16, 2026

IMPINJ, INC.
400 Fairview Avenue North, Suite 1200
Seattle, WA 98109

PROXY STATEMENT

FOR 2026 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific Time on May 28, 2026

We are furnishing this proxy statement and the enclosed form of proxy in connection with a solicitation of proxies by our board of directors for use at our annual meeting of stockholders to be held on May 28, 2026, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). We will hold the Annual Meeting virtually via live webcast on the Internet at www.virtualshareholdermeeting.com/PI2026 on May 28, 2026 at 9:00 a.m. Pacific Time.

We have elected to provide access to our proxy materials on the Internet. Accordingly, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record as of April 8, 2026, containing instructions on how to access both the proxy materials for our Annual Meeting and our annual report to stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice, or to request a printed set of the proxy materials. You can find instructions on how to request a printed copy by mail in the below section entitled “The Proxy Process and Stockholder Voting Questions and Answers About This Proxy Material and Voting.” This information is largely about voting procedure. You should read this entire proxy statement carefully for additional information about proposals on which we encourage you to vote. On or about April 16, 2026, we will begin mailing the Notice to all stockholders entitled to vote at the Annual Meeting. Stockholders will be able to access our proxy materials over the Internet beginning on or about the same date. We intend to mail this proxy statement, together with the form of proxy, to those stockholders entitled to vote at the Annual Meeting who have properly requested copies of such materials by mail.

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

THE PROXY PROCESS AND STOCKHOLDER VOTING QUESTIONS AND ANSWERS
ABOUT THIS PROXY MATERIAL AND VOTING

What matters am I voting on?

You will be voting on:

•
the election of Chris Diorio, Daniel Gibson, Umesh Padval, Steve Sanghi, Meera Rao, Arthur Valdez, Jr. and Miron Washington to our board of directors, each to hold office until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified;
•
a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026;
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a proposal for the approval, on an advisory basis, of the compensation of our named executive officers;
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a proposal to approve the 2026 Equity Incentive Plan; and
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any other business that may properly come before the meeting.

How does the board of directors recommend I vote on these proposals?

The board of directors recommends a vote:

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FOR the seven (7) nominees named in this proxy statement for election as directors;
•
FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026;
•
FOR the approval, on an advisory basis, of the compensation of our named executive officers; and
•
FOR the approval of the 2026 Equity Incentive Plan.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 8, 2026, the record date, may vote at the Annual Meeting. As of the record date, we had 30,459,059 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of common stock held on the record date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and we provided the Notice to you directly. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting.

You may attend the Annual Meeting and vote your shares at www.virtualshareholdermeeting.com/PI2026 during the meeting. Follow the instructions provided to vote. To attend the Annual Meeting, you must enter the 16-digit voter control number included on your Notice or proxy card. If you are a beneficial owner of shares, you may contact your broker or nominee if you have questions about obtaining your control number. We encourage you to access the meeting prior to the start time so that you have sufficient time to check in.

How do I vote?

You may vote by following the instructions set forth in the Notice or on your proxy card or, if you are a beneficial owner, by following the procedures provided by your broker or other nominee. You may access the Notice, our proxy materials and our 2025 annual report to stockholders at www.voteproxy.com.

Can I change my vote?

Yes. You can change your vote or revoke your proxy any time before the Annual Meeting by:

•
entering a new vote by Internet or by telephone;
•
returning a later-dated proxy card;
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notifying the corporate secretary of Impinj, Inc., in writing, at the address listed on the front page; or
•
attending and voting, virtually via the Internet, during the Annual Meeting.

Attending the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Our board of directors has designated Chris Diorio and Yukio Morikubo as proxy holders. When you properly date, execute and return your proxy card, or properly register your votes online or by phone, the proxy holders will cast votes for your shares at the Annual Meeting as you instruct. If you do not give specific instructions, the proxy holders will vote your shares in accordance with the recommendations of our board of directors, as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you properly revoke your proxy instructions. See the section entitled “Can I change my vote?” above.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

As permitted under the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report to stockholders, primarily via the Internet. On or about April 16, 2026, we will begin mailing to our stockholders the Notice that contains instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and annual report to stockholders. You may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage you to take advantage of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.

Who will tabulate the votes?

The inspector of election appointed by our board of directors for the Annual Meeting is responsible for counting votes. The inspector of election will tabulate all votes as required by Delaware law, the state of our incorporation.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Amended and Restated Bylaws (the “Bylaws”) and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of common stock entitled to vote at the meeting will constitute a quorum at the meeting. The shares subject to a proxy that are not being voted on a particular proposal because of withholding, abstention or broker non-vote will count for purposes of determining the presence of a quorum.

How many votes are needed for approval of each matter?

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Proposal No. 1: Director nominees will be elected by the affirmative vote of the majority of the votes cast at the Annual Meeting, meaning that the number of shares voted “For” a nominee must exceed the number of shares voted “Against” such nominee. If any incumbent nominee receives a greater number of votes “Against” his or her election than votes “For” such election, our corporate governance guidelines require that such incumbent nominee promptly tender his or her resignation promptly following certification of the applicable stockholder vote; our board of directors, acting through certain qualified independent directors, will then decide whether to accept or reject the resignation, or whether other action should be taken, and we will publicly disclose the board of directors’ decision within 90 days of the certification of the election results. Any shares not voted “For” or “Against” a particular nominee (whether as a result of an abstention or a broker non-vote) are not considered “votes cast” and therefore have no effect on the election of director nominees.
•
Proposal No. 2: The ratification of the appointment of Ernst & Young LLP must receive the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered votes cast and thus have the same effect as a vote “Against” the proposal. Broker non-votes, if any, will have no impact on this proposal.
•
Proposal No. 3: The approval, on an advisory basis, of our named executive officer compensation must receive the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered votes cast and thus have the same effect as a vote “Against” the proposal. Broker non-votes, if any, will have no impact on this proposal.
•
Proposal No. 4: The approval of the 2026 Equity Incentive Plan must receive the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered votes cast and thus have the same effect as a vote “Against” the proposal. Broker non-votes, if any, will have no impact on this proposal.

How do we solicit proxies for the Annual Meeting?

The board of directors is soliciting proxies for use at the Annual Meeting. We will bear all expenses associated with this solicitation. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

If your broker holds your shares as your nominee (that is, in “street name”), you will need to follow the instructions your broker provides to instruct your broker on how to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026 (Proposal No. 2) is considered routine under applicable rules. Since a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to exist in connection with this proposal. All of our other proposals are considered non-routine under applicable rules. Absent direction from you, your broker will not have discretion to vote on non-routine matters and therefore there may be broker non-votes in connection with these proposals.

Is my vote confidential?

We handle proxy instructions, ballots, and voting tabulations that identify individual stockholders in a manner that protects your voting privacy. We will not disclose your vote either within Impinj, Inc. or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of such votes, or to facilitate a successful proxy solicitation.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that Impinj, Inc. only send a single copy, of the Notice and, if applicable, the proxy materials, you may contact us as follows:

Impinj, Inc.

Attention: Investor Relations

400 Fairview Avenue North, Suite 1200

Seattle, WA 98109

(206) 517-5300

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner.

For a stockholder proposal to be considered for inclusion in our proxy statement for our 2027 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than December 17, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholders should address proposals to:

Impinj, Inc.
Attention: Corporate Secretary
400 Fairview Avenue North, Suite 1200
Seattle, WA 98109
(206) 517-5300

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in our proxy materials with respect to such meeting (or supplement thereto), (2) otherwise properly brought before the meeting by or at the direction of our board of directors, or any duly authorized committee of our board of directors, or (3) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2027 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

•
not earlier than 8:00 a.m., Pacific time, on January 31, 2027; and
•
not later than 5:00 p.m., Pacific time, on March 2, 2027.

If we do not hold our Annual Meeting or if we hold our Annual Meeting more than 25 days from the one-year anniversary date of the 2025 annual meeting, we must receive a notice of a stockholder proposal that is not intended to be included in our proxy statement no earlier than 5:00 p.m., Pacific time, on the 120th day before such annual meeting and no later than 5:00 p.m., Pacific time, on the later of the following two dates:

•
the 90th day prior to such annual meeting; or
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the 10th day following the day on which public announcement of the date of such meeting is first made.

If, after complying with the provisions above, a stockholder, or such stockholder’s qualified representative, does not appear at the annual meeting to present the stockholder’s proposal, we are not required to present the proposal for a vote at the meeting.

Recommendation and Nomination of Director Candidates

Stockholders may recommend director candidates for consideration by our nominating and governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to the corporate secretary of Impinj, Inc. at the address set forth above. For additional information regarding stockholder recommendations of director candidates, see the section entitled “Board of Directors and Corporate Governance—Stockholder Recommendations for the Board of Directors.”

In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our Bylaws, which, in general, require that our corporate secretary receive the notice within the time period described above under the section entitled “—Stockholder Proposals” above for stockholder proposals that are not intended to be included in our proxy statement. Such notice must also comply with Rule 14a-19 under the Exchange Act. For the purposes of Rule 14a-19, the role of our board of directors is to ensure that a stockholder nominee is eligible to be included in our proxy card based on requirements specified in our Amended and Restated Certificate of Incorporation, our Bylaws and under applicable law, not to ensure such nominee’s suitability to serve on our board of directors.

Proxy Access

Under our Bylaws, a stockholder (or a group of not more than 20 stockholders) that has held at least 3% of our outstanding common stock continuously for at least three years may nominate and include in our proxy materials for our 2027 annual meeting (i) one director nominee if the number of directors to be elected at the annual meeting is seven or less, and (ii) if the number of directors to be elected at the annual meeting is greater than seven, director nominees constituting up to the greater of 20% of the board of directors or two directors, provided in each case that the requirements set forth in our Bylaws are satisfied. To use this “proxy access” nomination process, among other things, the electing stockholder(s) and proposed nominee(s) must comply with the detailed requirements set forth in our Bylaws, including the provision of the proposing stockholder information, various other required information, representations, undertakings, agreements and other requirements as set forth in our Bylaws and as required by law. One such requirement is that the nomination(s) must be received in a timely manner between 120 days and 150 days prior to the first anniversary of the date our proxy statement was first sent to stockholders in connection with the last annual meeting, which for our proxy materials for the 2027 annual meeting would be no earlier than November 17, 2026 and no later than December 17, 2026.

Availability of Bylaws

You may obtain a copy of our Bylaws by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals, nominating director candidates and obtaining proxy access.

Attending the Annual Meeting

The Annual Meeting will be held virtually on May 28, 2026 at 9:00 a.m. Pacific Time via live webcast on the Internet. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PI2026. In order to vote or submit a question during the Annual Meeting, you will need a 16-digit voter control number included on your Notice or proxy card. If you do not have a 16-digit voter control number issued by Broadridge, you will be able to listen to the meeting only by registering as a guest and you will not be able to vote or submit your questions during the meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors currently comprises seven members. Six of our directors are independent within the meaning of the independent director guidelines of The Nasdaq Global Select Market (“Nasdaq”). Our amended and restated certificate of incorporation and Bylaws provide that the number of our directors shall be at least one and will be fixed by resolution of our board of directors. At the Annual Meeting, seven directors will be elected for a one-year term and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. There are no family relationships among any of our directors or executive officers.

The nominating and governance committee recommended all of the director nominees named in this proxy statement for reelection to our board of directors at the Annual Meeting. The following table sets forth the names and certain other information for each of the seven nominees for election as a director as of April 8, 2026.

	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Nominees
Daniel Gibson(3)	45	Director	2018	2026	2027
Umesh Padval(1)(2)	68	Director	2020	2026	2027
Steve Sanghi(1)(3)	70	Director and Chair	2021	2026	2027
Meera Rao(1)(3)	65	Director	2022	2026	2027
Chris Diorio, Ph.D.	64	Director, Chief Executive Officer and Vice Chair	2000	2026	2027
Miron Washington(2)	58	Director	2023	2026	2027
Arthur Valdez, Jr.(2)	55	Director	2025	2026	2027

——————————

(1) Member of the nominating and governance committee

(2) Member of the compensation committee

(3) Member of the audit and risk committee

Nominees for Director

Chris Diorio, Ph.D., one of our co-founders, has served as a member of our board of directors since April 2000, as chief executive officer since November 2014 and as vice chair since September 2013. Previously, he served as our chief strategy and technology officer from September 2013 to November 2014, chief technology officer from November 2006 to September 2013, chair from April 2000 to January 2013, vice president of engineering from 2004 to 2006 and as a consultant to us from April 2000 to June 2004. In addition, he is an affiliate professor of computer science and engineering at the University of Washington, a former director and chair of the RAIN Alliance, a director of the GS1 Innovation Board and EPCglobal Board of Governors and a former director of Bluegiga Technologies Ltd. Dr. Diorio received a B.A. in physics from Occidental College and an M.S. and Ph.D. in electrical engineering from the California Institute of Technology. We believe Dr. Diorio’s perspective, experience and institutional knowledge as our co-founder, vice chair and chief executive officer qualify him to serve as director.

Daniel Gibson is a founding partner and chief investment officer of Sylebra Capital. Sylebra Capital is a California-based investment manager, with offices in Hong Kong and Cayman Islands, focused on the technology, media and telecom industries globally. Prior to that, Mr. Gibson worked at Coatue Capital from 2008 to 2011 as a partner and analyst. From 2006 to 2008, he was an associate at Calera Capital, a private equity fund where he was based in Boston. He started his career with UBS Investment Bank in New York as a member of the media group. Mr. Gibson currently also serves on the boards of Purecycle Technologies and Aeva Technologies. Mr. Gibson received his B.A. in economics from Amherst College. We believe Mr. Gibson’s financial and investment management expertise as well as extensive experience in the semiconductor and consumer industries qualify him to serve as a director.

Umesh Padval has served as a member of our board of directors since November 2020. Mr. Padval is a managing partner at Seligman Ventures, a venture capital firm. Prior to joining Seligman, Mr. Padval was a managing director at Thomvest Ventures, and a partner at Bessemer Venture Partners. Mr. Padval currently also serves as a board member for Epic Microsystems and Cognichip. Mr. Padval received a B.Tech. in engineering from Indian Institute of Technology, Bombay, a M.S. in engineering from Pennsylvania State University, and a M.S. in engineering from Stanford University. We believe Mr. Padval’s experience as a venture capital investor, including his service on the board of directors of multiple private and public companies, his past experience as chief executive officer of C-Cube Microsystems, as well as his extensive experience in technology and engineering, qualifies him to serve as a director.

Steve Sanghi has served as our chair since June 2022 and as a member of our board of directors since March 2021. Mr. Sanghi has been executive chairman of Microchip Technology, Inc., or Microchip, a publicly listed semiconductor company, since March 2021. Mr. Sanghi has also served as Microchip’s chief executive officer and chairman from 1993 to March 2021 and as Microchip’s president and chief executive officer from 1991 to 1993. Mr. Sanghi rejoined Microchip as interim chief executive officer and president in November 2024 due to the sudden retirement of its chief executive officer and president. Prior to joining Microchip, Mr. Sanghi held management positions at Waferscale Integration, Inc. and Intel Corporation. Mr. Sanghi also currently serves as a board member for Intel Corporation. He is also a former director of Mellanox Inc., Hittite Microwave, and Myomo Inc. Mr. Sanghi received a B.S. in Science, Electronics and Communication from Punjab University and a M.S. in Electrical and Computer Engineering at the University of Massachusetts. We believe Mr. Sanghi’s extensive management experience at a publicly listed semiconductor company qualifies him to serve as a director.

Meera Rao has served as a member of our board of directors since February 2022. Ms. Rao has held several senior executive positions, most recently from January 2011 to March 2016 as Chief Financial Officer at Monolithic Power Systems, a leading company in high-performance analog solutions, and as Vice President of Finance from January 2009 to December 2010. Prior to Monolithic Power Systems, Ms. Rao has held various executive roles at leading technology companies, including Integration Associates Inc. from 2004 to 2006, Atrica from 2002 to 2003, Raza Foundries from 2000 to 2002, NVIDIA February 1998 to May 1999 and AMD from 1988 to 1998. Ms. Rao is also a director for Rambus, an industry-leading chip manufacturer, since August 2019 and currently serves as the chair of the Audit Committee and a member of the Cyber Risk Committee. Ms. Rao is a certified public accountant (inactive status) and holds a master’s degree in business administration from the University of Rochester in New York. We believe Ms. Rao is qualified to serve as a director because of her extensive executive and financial experience and her familiarity with the semiconductor industry.

Miron Washington has served as a member of our board of directors since March 2023. Mr. Washington has served as the Chief Digital Officer at Parts Town, a commercial OEM replacement parts manufacturing company, since November 2022. Prior to joining Parts Town, Mr. Washington served as Vice President, Customer Experience at Home Depot from May 2019 to November 2022. Prior to joining Home Depot, Mr. Washington served as a Senior Vice President, Digital Commerce/Product Management at

Monotype Imaging, a digital typesetting and typeface design company, from September 2017 to May 2019. Mr. Washington has also held senior leadership positions at Amazon, Staples, and Hewlett-Packard. Mr. Washington has served on many non-profit boards and currently serves on two advisory boards. Mr. Washington holds a bachelor’s degree in Accounting from the Leavy School of Business at Santa Clara University and an MST from Oregon Health & Science University (OGI Campus). Mr. Washington has also completed the Black Corporate Board Readiness program at Santa Clara University. We believe Mr. Washington is qualified to serve as director because of his broad expertise in business digitization and transformation, retail and supply-chain operations.

Arthur Valdez, Jr. has served as a member of our board of directors since October 2025. Mr. Valdez most recently served as EVP of Global Supply Chain and Customer Solutions of Starbucks Corporation, a global coffeehouse chain, from August 2023 to December 2025. Prior to joining Starbucks, Mr. Valdez served as EVP and Chief Supply Chain & Logistics Officer of Target Corporation, a retail sales company, from April 2016 to April 2023. Mr. Valdez serves as a board member for CSU Strata and as an advisory board member for EverX. Mr. Valdez received a B.S. in business-operations management from Colorado State University.

Summary of Skills of Nominees

The following table summarizes the self-identified key qualifications, skills and attributes of our director nominees. Our directors’ biographies on pages 9 through 11 describe each director’s background and relevant experience in greater detail.

Board Qualifications, Attributes and Skills	Chris Diorio	Dan Gibson	Umesh Padval	Steve Sanghi	Meera Rao	Arthur Valdez, Jr.	Miron Washington
Business Operations, Supply Chain and Manufacturing	✓	✓	✓	✓	✓	✓	✓
Cybersecurity		✓	✓
Environmental, Social and Governance	✓	✓		✓		✓	✓
Financial Expertise/M&A/Business Development/Integration	✓	✓	✓	✓	✓
Government, Legal, Regulatory, and Policy	✓	✓		✓	✓
Industry Experience and Innovation	✓	✓	✓	✓	✓	✓	✓
International	✓	✓	✓	✓	✓	✓	✓
Public Company Leadership/Board Experience	✓	✓	✓	✓	✓	✓	✓
Risk Management	✓	✓	✓	✓	✓	✓	✓
Strategy, Sales, Marketing, and Brand Management	✓	✓	✓	✓	✓	✓	✓

Vote Required

Director nominees will be elected by the affirmative vote of the majority of the votes cast at the meeting, meaning that the number of shares voted “For” a nominee must exceed the number of shares voted “Against” such nominee. If any incumbent nominee receives a greater number of votes “Against” his or her election than votes “For” such election, our corporate governance guidelines require that such incumbent nominee promptly tender his or her resignation promptly following certification of the applicable stockholder vote; our board of directors, acting through certain qualified independent directors, will then decide whether to accept or reject the resignation, or whether other action should be taken, and we will publicly disclose the board’s decision within 90 days of the certification of the election results. Any shares not voted “For” or “Against” a particular nominee (whether as a result of an abstention or a broker non-vote) are not considered “votes cast” and therefore have no effect on the election of director nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Our common stock is listed on Nasdaq. Under the rules of Nasdaq (the “Nasdaq Rules”), independent directors must comprise a majority of a listed company’s board of directors. In addition, the Nasdaq Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees must be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the Nasdaq Rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has reviewed its composition, the composition of its committees and the independence of directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that, other than Dr. Diorio, none of our current directors or director nominees, has any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq Rules.

Our board of directors has also determined that Messrs. Gibson and Sanghi and Ms. Rao, who comprise our audit and risk committee; Messrs. Washington, Padval and Valdez, who comprise our compensation committee; and Messrs. Sanghi and Padval and Ms. Rao, who comprise our nominating and governance committee, satisfy the independence standards for those committees established by applicable SEC rules and the Nasdaq Rules.

In making this determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances it deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

Mr. Sanghi serves as the chair of the board of directors and Dr. Diorio serves as our chief executive officer. The roles of chief executive officer and chair of the board of directors are currently separated in recognition of the differences between the two roles. We believe that it is in the best interests of our stockholders for the board of directors to determine whether to separate or combine these roles each time it elects a new chair or appoints a chief executive officer, based on the relevant facts and circumstances applicable at the time. Our board of directors has determined that its structure is appropriate to fulfill its duties effectively and efficiently, so that our chief executive officer can focus on leading our company, while the chair can focus on leading the board of directors in overseeing management.

Risk Management

The role of our board of directors, and its committees, in risk management is consistent with our leadership structure, with our chief executive officer and senior management assessing and managing our risk exposure and our board of directors and its committees providing oversight in connection with those efforts. We believe this division of responsibilities facilitates effective oversight and management of the key risks that we face.

Our board of directors exercises its oversight responsibilities both directly and through its committees, as described below:

•
The board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including strategic, financial and operational risks.
•
Our compensation committee oversees management of risks relating to our executive compensation plans and arrangements, and with attracting and retaining talent.
•
Our audit and risk committee oversees management of risks relating to accounting and financial reporting, as well as our enterprise risk management process.
•
Our nominating and governance committee oversees management of risks associated with the competence and independence of our board of directors and potential conflicts of interest.
•
Our entire board of directors is regularly informed about risk management activities at the committee level.

Board Meetings and Committees

During the year ended December 31, 2025, the board of directors held seven meetings (including regularly scheduled and special meetings) and no incumbent director attended fewer than 75% of the total number of meetings of the board of directors and the committees of which he or she was a member.

Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. Messrs. Padval and Washington attended our 2025 annual meeting of the stockholders on behalf of our board of directors.

Our board of directors has an audit and risk committee, a compensation committee and a nominating and governance committee, each of which has the composition and the responsibilities described below.

Audit and Risk Committee

The members of our audit and risk committee are Meera Rao, Daniel Gibson and Steve Sanghi, each of whom is a non-employee member of our board of directors. Ms. Rao is the chair of our audit and risk committee. Each of Ms. Rao and Mr. Gibson qualify as an “audit committee financial expert,” as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the Nasdaq Rules.

Our audit and risk committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems. Our audit and risk committee also:

•
approves the hiring, discharging and compensation of our independent registered public accounting firm;
•
oversees the work of our independent registered public accounting firm;
•
approves engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;

•
reviews the qualifications, independence and performance of the independent registered public accounting firm;
•
reviews our consolidated financial statements and reviews our critical accounting policies and estimates;
•
reviews the adequacy and effectiveness of our internal controls and solicits input from department representatives on the accuracy of our public disclosures;
•
reviews and discusses with management and the independent registered public accounting firm the results of our annual audit, our quarterly consolidated financial statements and our publicly filed reports; and
•
oversees and monitors our risk management policies and operation of our enterprise risk management process and annually assesses its effectiveness.

The audit and risk committee held six meetings in 2025. The audit and risk committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the audit and risk committee charter is available on our website at http://corporate-governance.impinj.com.

Compensation Committee

The members of our compensation committee are Umesh Padval, Arthur Valdez, Jr. and Miron Washington. Mr. Padval is the chair of our compensation committee. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

Our compensation committee oversees our compensation policies, plans and benefits programs. Our compensation committee also:

•
reviews, and recommends to our board of directors, policies relating to compensation and benefits of our officers and employees;
•
reviews and approves (and, in the case of our chief executive officer, recommends to our board of directors) corporate goals and objectives relevant to compensation of our senior officers;
•
evaluates the performance of our officers in light of established goals and objectives;
•
establishes and administers our annual and long-term incentive compensation plans for our executive officers and senior executives;
•
establishes and periodically reviews policies for senior management perquisites;
•
evaluates the competitiveness of the compensation programs of our chief executive officers and other senior officers and our overall compensation programs;
•
evaluates compensation for our non-employee directors and makes recommendations to our board of directors regarding non-employee director compensation; and
•
administers our equity incentive plans.

The compensation committee met five times in 2025. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the compensation committee charter is available on our website at http://corporate-governance.impinj.com. Pursuant to its charter, the compensation committee may form subcommittees and delegate to such subcommittees any power and authority the compensation committee deems appropriate, except for any power or authority required by law, regulation or listing standard to be exercised by the compensation committee as a whole.

Nominating and Governance Committee

The members of our nominating and governance committee are Steve Sanghi, Umesh Padval and Meera Rao. Mr. Sanghi is the chair of our nominating and governance committee.

Our nominating and governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. Our nominating and governance committee also:

•
evaluates and makes recommendations regarding the organization and governance of the board of directors and its committees;
•
assesses the performance of members of the board of directors and makes recommendations regarding committee and chair assignments;
•
recommends desired qualifications for board of directors membership and conducts searches for potential members of the board of directors;
•
reviews and makes recommendations with regard to our corporate governance guidelines; and
•
reviews environmental, social and governance matters and opportunities that may significantly impact our business operations, performance, reputation or relations with various stakeholders.

The nominating and governance committee met two times in 2025. The nominating and governance committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the nominating and governance committee charter is available on our website at http://corporate-governance.impinj.com.

Our board of directors may from time to time establish other committees.

Considerations in Evaluating Director Nominees

The nominating and governance committee considers various factors in identifying and evaluating candidates for director roles. The nominating and governance committee considers the current size and composition of the board of directors and the board’s and its committees’ needs. Some of the qualifications that the nominating and governance committee considers include, without limitation, a candidate’s character, integrity, judgment, diversity, age, independence, skills, education, expertise, business experience and acumen, length of service, understanding of our business, and their other commitments. There are no stated minimum criteria for director nominees.

The board of directors also believes that the board should be a diverse body. In evaluating candidates for director nominations, the nominating and governance committee considers all aspects of each candidate’s qualifications and competencies in light of our needs, with a view towards creating a board of directors with diverse experiences and perspectives, including diversity with respect to race, gender, geography and areas of expertise. As stated in our corporate governance guidelines, the nominating and governance committee includes, and has any search firm that it engages include, highly qualified women and minority candidates in the pool from which director nominees are selected.

Stockholder Recommendations for the Board of Directors

Our nominating and governance committee will evaluate stockholder recommendations for director roles in accordance with its charter, our Bylaws and under applicable law. Eligible stockholders wishing to recommend a candidate for nomination should contact our corporate secretary in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our stock, and a signed letter from the candidate confirming willingness to serve on our board of directors.

Stockholder Communications with the Board of Directors

Stockholders wishing to communicate with a non-management member of the board of directors may do so by writing to such director, and mailing the correspondence to:

Impinj, Inc.
Attention: Corporate Secretary
400 Fairview Avenue North, Suite 1200
Seattle, WA 98109

All such stockholder communications will be forwarded to the appropriate board committee, or if none is specified, to the chairperson of the board of directors.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the responsibilities of our directors, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of business conduct and ethics is posted on the Corporate Governance portion of our website at http://corporate-governance.impinj.com. We will disclose within four business days any substantive changes in or waivers of the Code of Conduct granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website rather than by filing a Form 8-K.

Compensation Committee Interlocks and Insider Participation

During 2025, Umesh Padval, Daniel Gibson (until June 2025), Miron Washington and Arthur Valdez, Jr. (since October 2025) served on our compensation committee. Dr. Diorio participated in compensation committee deliberations concerning executive officer compensation other than his own. No compensation committee member was or is a company officer or employee. No executive officer currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, if no such committee exists, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Director Compensation

The following table sets forth information concerning compensation paid or accrued for services rendered to us by board members for the year ended December 31, 2025. The table excludes Dr. Diorio, our co-founder, vice-chair, chief executive officer and director. Dr. Diorio received no compensation in his role as a director for the year ended December 31, 2025.

2025 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Daniel Gibson(3)	66,813	360,103	426,916
Umesh Padval(4)	77,500	360,103	437,603
Steve Sanghi(5)	102,500	396,067	498,567
Meera Rao(6)	85,000	360,103	445,103
Arthur Valdez, Jr.(7)	11,902	248,148	260,050
Miron Washington(8)	60,000	360,103	420,103

(1) Includes an annual retainer fee and a committee fee or chairperson fee, as applicable, earned quarterly.

(2) Represents the aggregate grant-date fair value of stock awards granted in 2025. We have computed these amounts in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), Topic 718. For a discussion of valuation assumptions, see the subsection entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations— Critical Accounting Policies and Significant Estimates —Stock-Based Compensation” included in our annual report on Form 10-K for the year ended December 31, 2025.

(3) As of December 31, 2025, Mr. Gibson held restricted stock units ("RSUs") for the settlement of 3,114 shares of common stock, of which no shares were vested as of such date.

(4) As of December 31, 2025, Mr. Padval held RSUs for the settlement of 3,114 shares of common stock, of which no shares were vested as of such date.

(5) As of December 31, 2025, Mr. Sanghi held RSUs for the settlement of 3,425 shares of common stock, of which no shares were vested as of such date.

(6) As of December 31, 2025, Ms. Rao held RSUs for the settlement of 3,114 shares of common stock, of which no shares were vested as of such date.

(7) As of December 31, 2025, Mr. Valdez held RSUs for the settlement of 1,220 shares of common stock, of which no shares were vested as of such date.

(8) As of December 31, 2025, Mr. Washington held RSUs for the settlement of 3,114 shares of common stock, of which no shares were vested as of such date.

Outside Director Compensation Policy

Our outside director compensation policy is administered by our board of directors, with recommendations provided by its compensation committee. We offer cash and stock-based compensation to attract and retain qualified outside candidates to serve on our board of directors.

Our board of directors, in conjunction with its compensation committee, periodically reviews the type and form of compensation paid to our outside directors to assess whether the competitiveness of our outside director compensation program provides compensation that is appropriate for retaining and attracting qualified directors. Our board of directors also engages Compensia, a national executive compensation consulting firm, as an external advisor to review and recommend changes to the compensation paid to our outside directors. Any changes in compensation are ratified by the board of directors.

We amended our outside director compensation policy to revise the vesting schedule applicable to equity awards which may be granted to outside directors under the outside director compensation policy, effective April 15, 2026, (the “2026 Amendment”) as described below.

The table below summarizes the cash amounts payable to our directors, on an annualized basis, under our outside director compensation policy:

Amount ($)
Board of Directors:
All Members	50,000
Chair	25,000
Audit and Risk Committee:
Member	12,500
Chair	25,000
Compensation Committee:
Member	10,000
Chair	17,500
Nominating and Governance Committee:
Member	10,000
Chair	15,000

All cash payments to outside directors are paid quarterly in arrears on a pro-rated basis.

Our outside director compensation policy also provides for the following equity compensation to our outside directors, subject to any limits in our 2016 Equity Incentive Plan (the “2016 Plan”):

•
on the first day a person becomes an outside director (other than by appointment on the date of each annual stockholder meeting), they will be granted an RSU award equal to (1) the initial award value (as shown in the table below) multiplied by a fraction (a) the numerator of which is (x) 12 minus (y) the number of months between the date of the last annual meeting of stockholders and the date the individual became an outside director and (b) the denominator of which is 12; divided by (2) the per share value (as defined below), which award is referred to in this proxy statement as an initial award;
•
on the date of each annual meeting of our stockholders, each outside director will be granted an RSU award equal to (1) the annual award value (as shown in the table below) divided by (2) the per share value, which award is referred to in this proxy statement as an annual award; and
•
on the date of each annual meeting of our stockholders, an outside director who is serving as chair of the board of directors and is eligible for an annual award will be granted, in addition to an annual award, an RSU award equal to (1) the annual chair award value (as shown in the table below) divided by (2) the per share value, which is referred to in this proxy statement as a board-chair annual award, and an outside director who is serving or is appointed as chair of the board of directors and is eligible for an initial award will be granted, in addition to the initial award, a board-chair annual award pro-rated in the same manner as an initial award.

The table below summarizes the value of the equity awards issuable under our outside director compensation policy:

Amount ($)
Initial award value	250,000
Annual award value	250,000
Annual chair award value	25,000

Prior to the 2026 Amendment, each initial award vests on the one-year anniversary of the grant date and each annual or board chair annual award described above (in each case referred to in this proxy statement as an outside director award), vests upon the earlier of (i) the one-year anniversary of the date such award was granted and (ii) the date of the next annual meeting following the grant date, in each case, subject to the director’s continuing to be a service provider. Following the 2026 Amendment, unless otherwise determined by the administrator, each outside director award vests on the one-year anniversary of the grant date, in each case, subject to the director’s continuing to be a service provider. In the event of a Change in Control (as defined in the 2016 Plan), all outside director awards shall vest in full.

As used above, “per share value” generally means the average trading price for a share of our common stock over the period beginning on the date that is 10 trading days prior to our announcement of quarterly earnings for the fiscal quarter immediately prior to the grant date of an award, and ending on the date that is 9 trading days after the earnings announcement. This definition of “per share value” is different from the value used to derive the aggregate grant-date fair value of the award to each outside director shown in the 2025 Director Compensation Table above.

Outside directors may be permitted to defer the settlement of an outside director award subject to the terms of our outside director compensation policy.

The 2016 Plan provides that in any given year, an outside director may not receive equity awards having a grant date fair value greater than $500,000, as determined under GAAP. The 2026 Plan provides that in any given year, an outside director may not be granted equity awards having a grant date fair value determined in accordance with GAAP, and be provided any cash retainers or fees in amounts that, in the aggregate, exceed $750,000; provided that such amount is increased to $1,000,000 in the fiscal year of initial service as an outside director. Any equity awards or other compensation provided to an individual for services as an employee or as a consultant other than an outside director is excluded for purposes of the limitations set forth in the 2026 Plan. These maximum limits do not reflect the intended size of any potential grants or a commitment to make grants in the future.

Outside directors may not sell, pledge, assign, hypothecate, transfer or dispose of in any manner other than by will or by the laws of descent or distribution, shares of our common stock received in an outside director award while the outside director continues to serve as a director, other than in order to pay for any tax obligations arising from the vesting and/or settlement of such award.

We also reimburse our outside directors for reasonable, customary and documented travel expenses incurred in connection with attending board of directors and committee meetings.

Non-Employee Director Stock Ownership Guidelines

Non-employee directors are subject to our stock ownership guidelines, which are intended to align their interests with those of our stockholders. Under the guidelines, our non-employee directors must maintain ownership of our common stock expressed as a lesser of (i) a multiple of five times the annual cash board retainer or (ii) 2,000 shares of our common stock. There is no required time period within which a non-employee director must attain the applicable stock ownership level. However, until the stock ownership level is achieved, our non-employee directors must retain 100% of the shares (net of taxes) following the later of February 16, 2028 and the fifth anniversary of the director’s initial appointment to the board of directors, until the director attains the applicable stock ownership level. Shares owned directly or jointly with a spouse, shares equal to the number of vested deferred stock units, shares credited to a 401(k) plan account, and shares held in trust are counted toward the guidelines. Pledged shares and unvested and unearned shares of restricted stock, RSUs, performance shares and shares subject to stock options (whether or not vested) do not count towards the stock ownership level.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit and risk committee of the board of directors has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm to perform the audit of our financial statements for the year ending December 31, 2026. EY began serving as our independent registered public accounting firm for the audit of our financial statements for the year ended December 31, 2020.

Notwithstanding EY’s selection as our independent registered public accounting firm for the year ending December 31, 2026, our audit and risk committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit and risk committee believes that such a change would be in the best interests of Impinj, Inc. and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2026. Our audit and risk committee is submitting the selection of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY will be present at the Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

If the stockholders do not ratify the appointment of EY, the board of directors may reconsider the appointment.

Fees Paid to our Independent Registered Public Accounting Firm

The following table summarizes the fees billed by our independent registered public accounting firms for the fiscal years ended December 31, 2025 and 2024, inclusive of out-of-pocket expenses. All fees described below were pre-approved by the audit and risk committee.

	Year Ending December 31,
Fee Category	2025	2024
Audit fees(1)	$1,982,634	$1,643,190
Audit-related fees(2)	-	-
Tax fees(3)	-	-
All other fees(4)	$3,600	$3,973
Total fees	$1,986,234	$1,647,163

(1) Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, review of our quarterly consolidated financial statements and audit services provided in connection with other statutory and regulatory filings. Audit fees for 2025 included fees associated with our convertible senior notes offering in September 2025.

(2) Audit-related fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit fees.” We did not incur any audit-related fees during 2025 or 2024.

(3) Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning.

(4) All other fees include any fees billed that are not audit or audit related. In 2025 and 2024, these fees consisted of fees for an accounting and financial reporting research tool.

Auditor Independence

In 2025, there were no other professional services provided by EY that would have required the audit and risk committee to consider their compatibility with maintaining the independence of EY.

Policy on Audit and Risk Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to its charter, the audit and risk committee must review and approve, in advance, the scope and plans for the audits and the audit fees and approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit services to be performed by the independent auditor that are not otherwise prohibited by law and any associated fees. The audit and risk committee may delegate to one or more members of the committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full committee at scheduled meetings. In accordance with the foregoing, the committee has delegated to the chair of the audit and risk committee the authority to pre-approve services to be performed by our independent registered public accounting firm and associated fees, provided that the chair is required to report any decision to pre-approve such audit-related or non-audit services and fees to the full audit and risk committee for ratification at its next regular meeting.

Vote Required

The ratification of the appointment of EY must receive the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered votes cast and thus have the same effect as a vote “Against” the proposal. Broker non-votes, if any, will have no impact on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

PROPOSAL NO. 3

ADVISORY VOTE ON COMPENSATION OF NAMED
EXECUTIVE OFFICERS (“SAY-ON-PAY”)

At our 2022 annual meeting of stockholders, our board of directors recommended, and our stockholders approved, holding an advisory vote on the compensation of our named executive officers every year. Accordingly, pursuant to Section 14A of the Exchange Act and in accordance with SEC rules, we are providing our stockholders with the opportunity to vote at the Annual Meeting on this advisory or non-binding proposal regarding the compensation of our named executive officers (commonly referred to as “say-on-pay”).

This say-on-pay proposal gives our stockholders the opportunity to express their overall views on how we compensate our named executive officers. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our named executive officers and will not be binding on us, the board of directors or the compensation committee. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will endeavor to better understand the concerns that influenced the vote, and our compensation committee will evaluate whether any actions are necessary to address those concerns.

For more information about our named executive officer compensation during the fiscal year ended December 31, 2025, please refer to the “Executive Compensation” section of this proxy statement. We believe that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term stockholder value creation.

We ask our stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the stockholders of Impinj, Inc. approve, on an advisory basis, the compensation of Impinj, Inc.’s named executive officers, as disclosed in the Impinj, Inc.’s proxy statement for the 2026 annual meeting of stockholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and related narrative disclosures.”

Vote Required

The approval, on an advisory or non-binding basis, of our named executive officer compensation must receive the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered votes cast and thus have the same effect as a vote “Against” the proposal. Broker non-votes, if any, will have no impact on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE SAY-ON-PAY APPROVAL OF THE NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL NO. 4

APPROVAL OF THE IMPINJ, INC. 2026 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve the Impinj, Inc. 2026 Equity Incentive Plan (the “2026 Plan”) and its material terms so that we may continue to achieve our goals of attracting, motivating, and retaining the services of key individuals essential to our long-term growth and financial success, through grants of equity awards, which our board of directors believes to be in the best interests of the Company and its stockholders.

As further described below, the 2026 Plan provides for grants of equity awards to executives and employees of the Company as well as non-employee directors and consultants. We rely on equity awards to retain and attract key employees and other service providers and believe that equity incentives are necessary for us to remain competitive with regard to retaining and attracting highly qualified individuals upon whom, in large measure, the future growth and success of the Company depend. The availability of an equity plan under which we may grant such awards is an important factor in fulfilling these purposes. The board of directors adopted the 2026 Plan subject to the approval of our stockholders at the Annual Meeting.

If stockholders approve the 2026 Plan, the 2026 Plan will become effective as of such approval date, our 2016 Plan, which is currently set to expire in July 2026, will terminate as of the date our stockholders approve the 2026 Plan, and we will cease granting awards under the 2016 Plan. However, the 2016 Plan will continue to govern the terms of outstanding awards previously granted under it.

In general, if our stockholders approve the 2026 Plan, a maximum of 2,000,000 shares of our common stock will be reserved for issuance under the 2026 Plan. In addition, the 2026 Plan share reserve will (i) be increased by shares subject to outstanding awards granted under the 2016 Plan that would be added to the 2026 Plan on or after the effective date of the 2026 Plan that expire, are forfeited or repurchased due to failure to vest, or paid out in cash rather than shares, and (ii) reduced by the number of shares granted under the 2016 Plan after April 8, 2026 and before the effective date of the 2026 Plan. The shares available for issuance are described further in the summary of the 2026 Plan below.

As of April 8, 2026, 5,735,001 shares remained available for grant under the 2016 Plan and equity awards covering an aggregate of 1,926,082 shares were outstanding under the 2016 Plan. Of that number, 404,154 shares were subject to stock options, 1,021,384 shares were subject to RSUs, and 500,544 shares were subject to performance units (“PSUs”) (assuming maximum achievement of the applicable performance goals, or a total of 250,272 shares assuming target achievement). The weighted-average remaining contractual term of the outstanding stock options as of the same date, was 3.39 years and the weighted-average exercise price per share of those stock options was $27.81. The maximum aggregate number of shares of our common stock granted under our 2016 Plan that potentially could return to the 2026 Plan (provided that the Company expects a significantly lesser number of shares actually would return to the 2026 Plan) pursuant to such outstanding awards is 1,926,082 shares as more fully described under the heading “Shares Available for Issuance” in the Summary of the 2026 Plan below.

The compensation committee and the board of directors considered the following factors when determining the number of additional shares of our common stock to be reserved for issuance under the 2026 Plan.

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Historical Grant Practices and Burn Rate. The compensation committee and the board of directors considered the number of equity awards that we granted in the last three fiscal years. In fiscal years 2023, 2024 and 2025, we granted equity awards covering 692,975 shares, 789,829 shares, and 608,707 shares of our common stock, respectively (and assuming maximum achievement for PSUs). Accordingly, our burn rate for each such fiscal year was 2.08%, 2.0%, and 1.65%, respectively, or an average three-year burn rate of 1.91%. We calculated burn rate for a fiscal year as the number of shares of our common stock subject to equity awards granted during such year, net of any cancellations, divided by the weighted-average number of shares of our common stock outstanding during such year.
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Forecasted Grants. The compensation committee and the board of directors reviewed a forecast that considered the following factors in order to project the rate at which shares of our common stock will be issued under the 2026 Plan: (i) the shares of our common stock subject to outstanding equity awards granted under the 2016 Plan, (ii) forecasted future grants (including by type of award), certain of which are determined based on our stock price and the competitive dollar value to be delivered to the participant, and (iii) the number of shares under awards described in (iv) that may return to the 2026 Plan (for example, due to the award forfeitures). We expect the number of shares of our common stock to be reserved for issuance under the 2026 Plan to be sufficient to permit us to continue granting equity-based compensation at appropriate levels for the next two to three years. However, given that we determine the size of certain equity awards to be granted based on the value of our stock price, our actual share usage could deviate significantly from our forecasted share usage if our stock price on the date the award is granted is significantly different from the stock price assumed in the forecast.
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Number of Shares Remaining Under Stock Incentive Plans. As of April 8, 2026, we had 1,926,082 shares of our common stock underlying outstanding awards granted under our 2016 Plan. As of April 8, 2026, the number of shares of our common stock that remained available for issuance in the form of new grants under the 2016 Plan was 5,735,001 shares, subject to increase for any shares of our common stock subject to outstanding equity awards granted under our 2016 Plan that are added or returned to the 2016 Plan under the 2016 Plan’s terms.
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Overhang. As of the end of our fiscal year 2025, our overhang was 5.33%. We calculated overhang as the number of shares subject to equity awards outstanding as of the end of our fiscal year 2025 (and with respect to performance-based equity awards, based on the maximum number of shares of our common stock subject to such awards), divided by the sum of the number of shares of our common stock outstanding as of such date, and the number of shares of our common stock subject to outstanding equity awards under the 2016 Plan.
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Proxy Advisory Firm Guidelines. In light of our significant institutional stockholder base, the compensation committee and the board of directors considered proxy advisory firm guidelines and recommendations.

If stockholders do not approve our 2026 Plan, the 2016 Plan will continue under its current terms and we will continue to grant future equity awards from the 2016 Plan until it expires in July 2026 by its terms. This would mean that we will soon be unable to continue making grants of equity awards, jeopardizing our ability to attract and retain the talent critical for us to continue and succeed in our business.

Reasons for Voting for the Proposal

The 2026 Plan provisions are designed to reflect corporate governance best practices, including, without limitation:

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Administration. The 2026 Plan will be administered by the board of directors or the compensation committee, which committee consists entirely of independent non-employee directors.
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Flexibility in Designing Equity Compensation Programs. The 2026 Plan allows us to provide a broad array of equity incentives, including stock options, stock appreciation rights, restricted stock awards, RSU awards, PSU awards and performance share awards. By providing this flexibility, we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.
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No “Evergreen” Provision; Stockholder Approval Is Required for Additional Shares. The 2026 Plan does not provide for an automatic annual increase in shares available for grant based on the number of outstanding shares of common stock and instead fixes the maximum number of shares available for future grants. Stockholder approval is required to increase that number.
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No Discounted Stock Options or Stock Appreciation Rights. The 2026 Plan requires that stock options and stock appreciation rights issued under it must have an exercise price equal to at least the fair market value of our common stock on the date the award is granted, except in certain situations in which we are assuming or replacing options granted by another company that we are acquiring.
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No Repricing of Stock Options or Stock Appreciation Rights, nor Exchange of Awards. The 2026 Plan generally prohibits the repricing of stock options or stock appreciation rights as well as any award exchange program under which outstanding awards are being cancelled in exchange for new awards of the same type, a different type, and/or cash.
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No Liberal Share Counting Provisions. Shares used to pay the exercise or purchase price of an award or to satisfy the tax withholding obligations related to an award will not become available for future grant or sale under the 2026 Plan. With respect to stock appreciation rights settled in shares, the gross number of Shares exercised under the stock appreciation right award will cease to be available under the 2026 Plan. No shares purchased by us with proceeds received from the exercise of an option will become available for issuance under the 2026 Plan.
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Minimum Vesting Requirement. Equity-based awards are subject to a one-year minimum vesting requirement, subject to limited exceptions as described in the summary below and in the 2026 Plan, including an exception for up to 5% of the shares available for grant under the 2026 Plan.
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No Automatic Grants. The 2026 Plan does not provide for “reload” or other automatic grants to participants.
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Annual Limits on Non-Employee Director Awards. The 2026 Plan provides reasonable limits on the total compensation, which includes the grants of equity awards, to non-employee directors each fiscal year.
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Clawback. The 2026 Plan provides that awards granted under the 2026 Plan will be subject to our clawback policy, which we adopted in 2022 and amended in 2023 to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable Nasdaq listing standards, as may be amended and in effect from time to time, and subject to any other clawback required by, and clawback policy we may adopt to comply with, applicable laws. The administrator of the 2026 Plan also may impose forfeiture, recovery or recoupment of awards granted under the 2026 Plan pursuant to such terms specified by such administrator in an award agreement.
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No Liberal Definition of “Change in Control.” The Change in Control definition contained in the 2026 Plan is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.
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No Single-Trigger Vesting Acceleration upon a “Change in Control.” In a change in control, awards will be treated as determined by the 2026 Plan administrator. The 2026 Plan does not provide for automatic vesting of awards upon a change in control for executives, employees, or consultants unless the award is not assumed or substituted. As is typical for non-employee director equity awards, awards granted under the 2026 Plan to our non-employee directors accelerate in full upon the occurrence of a change in control.

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No Dividends on Unvested or Unexercised Awards. Under the 2026 Plan, no dividends and other distributions may be paid with respect to any shares underlying the unvested or unexercised and issued portion of an award.
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Limited Transferability. Awards under the 2026 Plan generally may not be sold, assigned, transferred or disposed of other than by will or by the laws of descent and distribution.
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No Tax Gross-ups. The 2026 Plan does not provide for any tax gross-ups.

Summary of the 2026 Plan

The following paragraphs provide a summary of the main features of the 2026 Plan and its operation. However, this summary does not provide a complete description of all of the 2026 Plan’s provisions and is qualified in its entirety by the specific language of the 2026 Plan. A copy of the 2026 Plan is provided as Appendix B to this Proxy Statement.

Purposes of the 2026 Plan

The purposes of the 2026 Plan are to attract and retain the best available personnel; to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. These incentives are provided through the grant of equity awards, which may consist of stock options, stock appreciation rights, restricted stock, RSUs, PSUs and performance shares, as the administrator (as defined below) may determine.

Shares Available for Issuance

If the 2026 Plan is approved, the total number of shares of our common stock that will be reserved for issuance under the 2026 Plan will be, subject to adjustment for changes in capitalization of the Company as provided in the 2026 Plan and for adjustment as shares return to the 2026 Plan as described in the paragraph below, (a) 2,000,000 shares, plus (b) any shares subject to equity awards granted under the 2016 Plan, that, on or after the date of approval of the 2026 Plan by our stockholders (the 2026 Plan’s “Effective Date”), with respect to stock options and stock appreciation rights, expire or become unexercisable without having been exercised in full, or with respect to any other types of awards granted under the 2016 Plan, are forfeited to or repurchased by the Company due to failure to vest, or are not issued under an award due to the award being paid out in cash rather than shares; provided, however, that (i) shares used to pay for any tax withholdings related to the award or exercise price of the award under the 2016 Plan will not become available as described in (b) above, (ii) the maximum number of shares that may be added as described in (b) above will not exceed an aggregate of 1,926,082 shares, and (iii) the number of shares reserved for issuance under the 2026 Plan will be reduced by the number of shares granted under 2016 Plan after April 8, 2026 and before the Effective Date. The shares of our common stock issued pursuant to the 2026 Plan may be authorized, but unissued or reacquired common stock.

If any award granted under the 2026 Plan expires or becomes unexercisable without having been exercised in full or, with respect to restricted stock, RSUs, PSUs or performance shares, is forfeited to or repurchased by us due to failure to vest, then the unpurchased, forfeited, or repurchased shares of our common stock subject to such award will become available for future grant or sale under the 2026 Plan. Upon the exercise of stock appreciation rights, the gross number of shares of our common stock so exercised will cease to be available under the 2026 Plan. Shares of our common stock actually issued under the 2026 Plan pursuant to any award will not be returned to the 2026 Plan for future distribution thereunder, other than if shares issued pursuant to awards of restricted stock, RSUs, PSUs or performance shares are repurchased by the Company or are forfeited to the Company due to the failure to vest (which shares will become available for future grant under the 2026 Plan). Shares otherwise issuable under an award granted under the 2026 Plan that are used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will not become available for future grant or sale under the 2026 Plan. If an award is paid out in cash rather than shares of our common stock, such payment will not reduce the number of shares of our common stock available for issuance under the 2026 Plan. No shares purchased by us with proceeds received from the exercise of an option or stock appreciation right will become available for issuance under the 2026 Plan.

Certain Limitations

The administrator may not implement a program under which awards granted under the 2026 Plan are surrendered or cancelled in exchange for different awards (whether the same or different type as the cancelled award and whether having higher or lower exercise prices and different terms) and/or cash, an outstanding award granted under the 2026 Plan is transferred to a financial institution or other person or entity selected by the administrator, or the exercise price of any outstanding award under the 2026 Plan is reduced.

Under the 2026 Plan, in any fiscal year, no non-employee director may be granted equity awards (valued for this purpose based on their grant date fair value in accordance with GAAP), and be provided any cash retainers or fees in amounts that, in the aggregate, exceed $750,000; provided that such amount is increased to $1,000,000 for an individual in the Company’s first fiscal year of his or her service as a non-employee director. Any award or other compensation provided to a participant while he or she was an employee or a consultant (other than a non-employee director) will not count for purposes of this limitation.

Awards granted under the 2026 Plan generally cannot vest before the one-year anniversary of the date of grant unless the vesting of such award is accelerated due to a termination of the participant’s service under certain circumstances, due to the participant’s death or disability, or pursuant to a Change in Control (as defined in the 2026 Plan). However, awards may be granted without regard to this minimum vesting limitation to the extent the shares subject to such awards would not represent more than 5% of the maximum aggregate number of shares reserved for issuance pursuant to all outstanding awards granted under the 2026 Plan (the “5% exception”).

No right to receive dividends or any other rights as a stockholder will exist for shares of our common stock subject to any options or stock appreciation rights granted under the 2026 Plan until such shares are issued under the award, including without limitation notwithstanding any exercise of such award. Further, no adjustment will be made for a dividend or other right for which the record date is before the date the shares are issued under such award, except with respect to certain changes in capitalization of the Company as specified in the 2026 Plan. Unless the administrator provides otherwise, holders of restricted stock that have not yet vested and become transferable will be entitled to receive all dividends and other distributions paid with respect to the shares, provided that any such dividends or distributions will be subject to the same vesting criteria and forfeitability provisions as the shares of restricted stock with respect to which they were paid. With respect to RSUs, PSUs, and performance shares, until such shares are issued, no right to receive dividends or any other rights as a stockholder will exist with respect to such shares, unless determined otherwise by the administrator; provided, however, that any such dividends or distributions that the administrator determines will be payable with respect to such shares will be subject to the same vesting criteria and forfeitability provisions as the shares subject to the award with respect to which they were paid.

Administration

The board of directors, any directors or other individuals satisfying applicable laws appointed by the board of directors or any duly authorized committee of the board of directors, may administer the 2026 Plan. For purposes of this summary of the 2026 Plan, the term “administrator” will refer to the board of directors or any such committee designated to administer the 2026 Plan. To the extent desirable to qualify transactions as exempt under Rule 16b-3 of the Exchange Act, applicable transactions under the 2026 Plan will be structured to satisfy such requirements for exemption. The 2026 Plan also authorizes the administrator to delegate to one or more individuals the day-to-day administration of the 2026 Plan and any of the functions assigned to it in the 2026 Plan, subject to applicable laws.

Subject to the terms of the 2026 Plan, the administrator has the sole discretion to determine the awards to be granted and select the service providers who will receive awards; to determine the terms and conditions of awards; to approve forms of award agreements for use with the 2026 Plan; to modify or amend each award (subject to the repricing restrictions of the 2026 Plan); and to interpret the provisions of the 2026 Plan and outstanding awards. The administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The administrator may permit a participant to satisfy tax withholdings for an award pursuant to procedures the administrator specifies, which may include (without limitation) by (a) paying cash or cash equivalent, (b) having us withhold cash or shares otherwise deliverable to the participant, (c) delivering already-owned shares of our common stock, or (d) selling shares otherwise deliverable to the participant (whether through a broker or otherwise), (e) such other consideration and method of payment as determined by the administrator subject to applicable laws, or (f) a combination of the above. The shares used for tax withholdings in the case of the methods under (b), (c) and (d) above will have a fair market value equal to the minimum statutory amount (or with respect to (d) above, the amount otherwise required to be withheld), or if determined by the administrator, with respect to (a) through (f) above, up to the maximum federal, state or local rates applicable to the participant or a greater amount if such greater amount will not result in adverse accounting consequences, as determined by the administrator. The administrator may make rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws and may make all other determinations deemed necessary or advisable for administering the 2026 Plan. All decisions, determinations and interpretations by the administrator will be final and binding on all holders of awards granted under the 2026 Plan and be given the maximum deference permitted by applicable laws.

Eligibility

Stock options, stock appreciation rights, restricted stock, RSUs, PSUs and performance shares may be granted to our non-employee directors, and to employees (including our officers) and consultants of the Company or any of its parents, subsidiaries, or affiliate entities. An affiliate entity generally refers to any entity that directly or indirectly controls, or is controlled by, or is under common control with, the Company. Incentive stock options may be granted only to employees of the Company or any parent or subsidiary corporation of the Company. As of April 8, 2026, we had approximately 460 employees (including two executive officers, one of whom also is a director), six non-employee directors, and six consultants.

Stock Options

An option gives a participant the right to purchase a specified number of shares of our common stock for a fixed exercise price during a specified period of time.

Except in limited circumstances relating to certain transactions, as set forth in the 2026 Plan, the exercise price per share of each option may not be less than the fair market value of a share of our common stock on the date of grant, and further, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary corporation of ours (a “ten percent stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options held by a participant which first become exercisable by such participant during any calendar year also may not exceed $100,000. The fair market value of our common stock is generally the closing sales price of our stock on the date of determination, as reported on The Nasdaq Stock Market.

Options will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement, subject to the minimum vesting limitation described above.

Unless provided otherwise by the administrator, upon the termination of a participant’s service, the unvested portion of the participant’s option expires. The vested portion of the option will remain exercisable for the period following the participant’s termination of service that was determined by the administrator and specified in the participant’s award agreement, and if no such period was determined by the administrator, such portion will remain exercisable for: (i) 3 months following termination of the participant’s service for reasons other than death or disability, or (ii) 12 months following termination of the participant’s service due to death or disability. However, if the exercise of an option is prevented by applicable law, the exercise period may be extended under certain circumstances described in the 2026 Plan. In no event will the option be exercisable after the end of the option’s term.

The maximum term of an option will be specified in the award agreement but may not be more than ten years (or five years for an incentive stock option granted to a ten percent stockholder).

The 2026 Plan provides that the administrator will determine the acceptable form(s) of consideration for exercising an option, which may consist of cash, check, promissory note (to the extent permitted by applicable law), other shares of our common stock with a fair market value on the date of surrender equal to the aggregate exercise price of the shares being exercised (provided that payment using such shares will not result in adverse accounting consequences to us, as determined by the administrator), payment under a cashless exercise program implemented by us for purposes of the 2026 Plan, net exercise, such other method permitted by applicable laws, or any combination of these methods. An option will be deemed exercised when we receive the notice of exercise and full payment of the exercise price for the shares of our common stock to be exercised, together with applicable tax withholdings.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date an award is granted and the date it is exercised. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying: (i) the difference between the fair market value of a share on the date of exercise and the exercise price by (ii) the number of shares exercised under the stock appreciation right. We may pay the appreciation in cash, in shares of our common stock, or a combination of both. Each stock appreciation right granted under the 2026 Plan will be evidenced by an award agreement specifying the exercise price and the other terms and conditions of the award.

Except in limited circumstances relating to certain transactions, as set forth in the 2026 Plan, the exercise price per share of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.

Stock appreciation rights will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement, subject to the minimum vesting limitation described above.

Unless provided otherwise by the administrator, upon the termination of a participant’s service, the unvested portion of the participant’s award of stock appreciation rights expires. The vested portion of such award will remain exercisable for the period following the participant’s termination of service that was determined by the administrator and specified in the participant’s award agreement, and if no such period was determined by the administrator, the vested portion of the award will remain exercisable for: (i) 3 months following termination of the participant’s service for reasons other than death or disability, or (ii) 12 months following termination of the participant’s service due to death or disability. However, if the exercise of an award of stock appreciation rights is prevented by applicable law, the exercise period may be extended under certain circumstances described in the 2026 Plan. In no event will an award of stock appreciation rights be exercisable after the end of the award’s term.

The maximum term of a stock appreciation right will be specified in the award agreement but may not be more than ten years.

Restricted Stock Awards

Awards of restricted stock are grants of shares of our common stock (including pursuant to the purchase of shares by the participant, such as upon early exercise of an option) that vest in accordance with the terms and conditions established by the administrator in its sole discretion, subject to the minimum vesting limitation described above. Unless otherwise provided by the administrator, a participant will forfeit any shares of restricted stock that have not vested by the date set forth in the award agreement (typically, as of the termination of the participant’s service). Each restricted stock award granted will be evidenced by an award agreement specifying the number of shares of our common stock subject to the award and the other terms and conditions of the award.

Unless the administrator provides otherwise, participants holding shares of restricted stock will have voting rights with respect to such shares and have the rights to dividends and other distributions as described further above under the section titled “Certain Limitations.” The administrator has the discretion to accelerate the time at which any restrictions will lapse or be removed. Unless the administrator determines otherwise, the Company as escrow agent will hold shares of restricted stock until the restrictions have lapsed. Subject to the terms of the 2026 Plan, the administrator, in its sole discretion, may determine that an award of restricted stock will not be subject to any vesting period.

Restricted Stock Units

Each RSU is a bookkeeping entry that represents an amount equal to the fair market value of a share of our common stock and becomes payable if the performance goals or other vesting criteria set by the administrator are achieved or the RSU otherwise vests. Each award of RSUs granted under the 2026 Plan will be evidenced by an award agreement specifying the number of shares of our common stock subject to the award and other terms and conditions of the award.

The administrator may set vesting conditions based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, or that an award of RSUs will not be subject to any vesting period, in each case in its discretion, subject to the minimum vesting limitation described above.

After an award of RSUs has been granted, the administrator has the discretion to reduce or waive any restrictions or vesting criteria that must be met to receive a payout. Unless determined otherwise by the administrator, a participant will forfeit any unearned RSUs as of the date set forth in the award agreement (typically, as of the termination of his or her service). The administrator in its sole discretion may pay earned RSUs in cash, shares of our common stock, or a combination of both.

Performance Units and Performance Shares

Performance units and performance shares are awards that will result in a payment to a participant if performance goals established by the administrator are achieved or the awards otherwise vest. Generally, each award of PSUs or performance shares will have an initial value established by the administrator on or before the date of grant. Each award of PSUs or performance shares granted under the 2026 Plan will be evidenced by an award agreement specifying the vesting conditions, including any performance objectives and the relevant performance period and other terms and conditions of the award. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion, subject to the minimum vesting limitation described above.

The administrator has the discretion to settle earned PSUs or performance shares in the form of cash, shares of our common stock, or a combination of both. Subject to the terms of the 2026 Plan, the administrator has the discretion to reduce or waive any vesting provisions for PSUs or performance shares. Unless determined otherwise by the administrator, a participant will forfeit any PSUs or performance shares that have not been earned or have not vested as of the date set forth in the award agreement (typically, as of the termination of his or her service).

Transferability of Awards

Unless determined otherwise by the administrator, awards granted under the 2026 Plan generally are not transferable other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant, only by the participant. If the administrator makes an award transferable, the award will contain such additional terms and conditions as the administrator deems appropriate.

Under the 2016 Plan, any transferability that could be authorized by the administrator was further restricted to only certain transfers, such as under a domestic relations order or marital settlement, to family members or as required under applicable law.

Adjustments

In the event of any dividend or other distribution (whether in the form of cash, shares of our common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase or exchange of shares of our common stock or our other securities or other change in our corporate structure affecting our common stock (other than any ordinary dividends or other ordinary distributions), the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2026 Plan, will adjust the number and class of shares that may be delivered under the 2026 Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the numerical share limits under the 2026 Plan discussed above in the section titled “Shares Available for Issuance.”

Dissolution or Liquidation

In the event of a proposed dissolution or liquidation of the Company, the administrator will notify each participant under the 2026 Plan as soon as practicable before the effective date of such proposed transaction. Unless provided otherwise by the administrator, to the extent it has not been previously exercised, vested or settled (as applicable), an award will terminate immediately prior to consummation of such proposed action.

Change in Control

The 2026 Plan provides that, in the event of our merger with or into another company or entity or our Change in Control (as defined in the 2026 Plan), each award will be treated as the administrator determines, which may include (without limitation) that awards be (a) assumed or substantially equivalent awards substituted by the acquiring or succeeding entity or its affiliate, with appropriate adjustments made; (b) continued by the Company, subject to any adjustment as described above; (c) upon written notice to the participant, terminated upon or immediately before such merger or Change in Control; (d) vested and exercisable, realizable or payable, or that restrictions applicable to the award will lapse, in whole or in part before or upon such merger or Change in Control, and, to the extent the administrator determines, terminate upon or immediately before such merger or Change in Control; (e) terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for purposes of clarity, which may result in no payment if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights), or (f) replaced with other rights or property selected by the Administrator in its sole discretion; or (g) treated in any combination of the foregoing. The administrator will not be required to treat all awards, all awards held by a participant, all awards of the same type, or all portions of awards, similarly in the transaction.

If the successor or its affiliate does not assume or substitute for the award (or portion thereof), and the Company does not continue the award (or portion thereof), as described above, the participant will fully vest in and have the right to exercise such options and stock appreciation rights to the extent not assumed, substituted for or continued, and all restrictions on such restricted stock, RSUs, PSUs or performance shares will lapse. With respect to such awards or portions thereof with performance-based vesting that are not so assumed, substituted for or continued, all such performance goals or other vesting criteria will be deemed achieved at target levels, and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable award agreement or other written agreement authorized by the administrator between the participant and the Company or any of its subsidiaries, parents or affiliates, as applicable. In addition, unless specifically provided otherwise under the applicable award agreement or other written agreement authorized by the administrator between the participant and the Company or any of its subsidiaries, parents or affiliates, as applicable, to the extent that an option or stock appreciation right (or portion thereof) is not assumed, substituted for or continued in the event of such merger or Change in Control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right (or portion thereof) will be exercisable for a period of time determined by the administrator, in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Any award granted to a non-employee director while such individual was a non-employee director, regardless of whether such award is assumed, substituted for, or continued, will fully vest immediately prior to a merger of the Company with or into another corporation or other entity or a Change in Control, provided that the participant remains a service provider through the time immediately prior to such merger or Change in Control, and the participant will have the right to exercise options and/or stock appreciation rights as to all of the shares underlying such award, including those shares which otherwise would not be vested or exercisable prior to such, all restrictions on restricted stock, RSUs, PSUs, and performance shares will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable award agreement or other written agreement authorized by the administrator between the participant and the Company or any of its subsidiaries, parents or affiliates, as applicable.

Forfeiture Events

Awards under the 2026 Plan will be subject to any applicable compensation recoupment policy that we adopt from time to time as required by law, any clawback policy in effect when the award is granted under the 2026 Plan (including our clawback policy adopted in November 2023, which may be amended and in effect from time to time), and any other clawback that is necessary or appropriate to comply with applicable laws. In addition, the administrator may specify in an award agreement that a participant’s award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursements or reacquisition upon certain specified events, in addition to any otherwise applicable vesting or performance requirements. These events may include without limitation, termination for cause or any action or inaction by the participant that would constitute cause for termination. No recovery pursuant to these recoupment provisions under the 2026 Plan will constitute or contribute to any right of a participant to resign for good reason or any constructive termination of the participant under any agreement with us or any parent, subsidiary or affiliate of ours, unless the applicable provision in the 2026 Plan specifically is mentioned and waived in the award agreement or other applicable document.

Termination or Amendment

The 2026 Plan will continue in effect until terminated by the administrator pursuant to its terms. Notwithstanding the foregoing, no options that qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) may be granted after ten (10) years from the date of board of directors approval of the 2026 Plan (or if earlier, upon termination of the 2026 Plan by the administrator). The administrator may amend, alter, suspend, or terminate the 2026 Plan at any time and for any reason; provided that the Company will obtain stockholder approval of an amendment of the 2026 Plan to the extent approval is necessary or desirable to comply with any applicable laws. Further, no amendment, alteration, suspension, or termination may materially impair the rights of any participant generally unless mutually agreed otherwise between the participant and the administrator.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2026 Plan. The summary is based on existing U.S. federal income tax laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the tax laws of any municipality, state or non-U.S. jurisdiction to which the participant may be subject. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Stock Options

Options granted under the 2026 Plan may be either “incentive stock options,” within the meaning of Section 422 of the Code, or nonstatutory stock options.

No taxable income is reportable when an incentive stock option is granted or exercised, although the exercise may subject the participant to the alternative minimum tax and may affect the determination of the participant’s alternative minimum tax (unless the shares are sold or otherwise disposed of in the same year as exercise). If the participant exercises an incentive stock option and then later sells or otherwise disposes of the shares acquired more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price generally will be taxed as capital gain or loss. If the participant exercises the incentive stock option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date generally is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise (unless the shares are sold or otherwise disposed of in the same year as exercise). In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for alternative minimum tax purposes.

Any options that do not qualify as incentive stock options are referred to as nonstatutory stock options. No taxable income is reportable when a nonstatutory stock option, with an exercise price per share at least equal to the fair market value of a share of the underlying common stock on the date of grant, is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to any excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the exercised shares subject to the option. Any taxable income recognized in connection with the exercise of a nonstatutory stock option by an employee is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares generally would be capital gain or loss to the participant, and will be either long term or short term depending on whether the shares were held for more than one year.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right, with an exercise price per share equal to at least the fair market value of a share of the underlying common stock on the date of grant, is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the amount of any cash received and the fair market value of any shares of our common stock received. Any taxable income recognized in connection with the exercise of a stock appreciation right by an employee is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares generally would be capital gain or loss to the participant, and will be either long term or short term depending on whether the shares were held for more than one year.

Restricted Stock Awards

No taxable income is reportable when an award of restricted stock is granted to a participant. Instead, the participant will recognize ordinary income in the first taxable year in which the shares underlying the award becomes transferable or no longer subject to a substantial risk of forfeiture, at the then fair market value of the shares. However, a participant who is granted a restricted stock award may elect to recognize ordinary income at the time the participant receives shares under the award in an amount equal to the then fair market value of the shares less any amount paid for the shares. If the participant is an employee, such ordinary income generally is subject to tax withholding by us. Any gain or loss recognized upon any later disposition of shares acquired under the restricted stock generally will be treated as capital gain or loss, and will be either long term or short term depending on whether the shares were held for more than one year.

Restricted Stock Unit, Performance Shares and Performance Unit Awards

A participant generally will not have taxable income at the time an award of RSUs, PSUs or performance shares are granted. Instead, the participant will recognize ordinary income in an amount equal to the amount of any cash received and the fair market value of any shares of our common stock issued to the participant upon vesting or, if later, the settlement of the award. If the participant is an employee, such ordinary income generally is subject to tax withholding by us. Any gain or loss recognized upon any later disposition of shares acquired under the RSUs, PSUs or performance shares generally will be treated as capital gain or loss, and will be either long term or short term depending on whether the shares were held for more than one year.

Medicare Surtax

A participant’s annual “net investment income,” as defined in Section 1411 of the Code may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the 2026 Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

Section 409A

Section 409A of the Code (“Section 409A”) provides certain requirements for nonqualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2026 Plan with a deferral feature will be subject to the requirements of Section 409A. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (for example, the individual’s separation from service, a predetermined date, or the individual’s death). For certain individuals who are key employees under Section 409A, and subject to certain exceptions, Section 409A requires that distributions in connection with his or her separation from service commence no earlier than six months after such separation from service.

If an award granted under the 2026 Plan is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as potential penalties and interest, on such deferred compensation. Certain states such as California have enacted laws similar to Section 409A which impose additional taxes, and potential penalties and interest, on nonqualified deferred compensation arrangements that fail to comply with such state laws. We will also have withholding and reporting requirements with respect to such amounts. The 2026 Plan provides that neither we nor any of our parents, subsidiaries or affiliates will have any obligation to reimburse, indemnify, or hold harmless a participant or any other person in respect of awards granted under the 2026 Plan for any taxes, interest or penalties imposed, or other costs incurred, as a result of Section 409A.

Tax Effect for the Company

We generally will be entitled to a tax deduction in connection with an award under the 2026 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” within the meaning of Code Section 162(m). Under Code Section 162(m), the annual compensation paid to any of these specified employees will be deductible only to the extent that it does not exceed $1,000,000.

Plan Benefits

Our executive officers and non-employee directors have an interest in this proposal because they are eligible to receive awards under the 2026 Plan. The benefits that will be awarded or paid under the 2026 Plan are not currently determinable. The number of awards that an employee, director, or consultant may receive under the 2026 Plan is in the discretion of the administrator and therefore cannot be determined in advance. Any future awards granted to eligible participants under the 2026 Plan will be made at the discretion of the administrator, and no such determination as to future awards or who might receive them has been made except as follows. Pursuant to our outside director compensation policy, as amended, each of our non‑employee directors receives on the date of each annual meeting of our stockholders an annual RSU award covering the number of shares of our common stock obtained by dividing $250,000 by the fair market value of a share of our common stock (calculated as the average trading price for a share of our common stock over the period (i) beginning on the date that is 10 trading days prior to the announcement of its quarterly earnings for the fiscal quarter immediately prior to the grant date of such award (an “Earnings Announcement”) and (ii) ending on the date that is nine trading days after such Earnings Announcement). Following the 2026 Amendment of our outside director compensation policy, unless otherwise determined by the administrator, these annual RSU awards are scheduled to vest in full on the first anniversary of the grant date, and are subject to full acceleration of vesting in the event of a change in control of the Company. As of April 8, 2026, the closing price of a share of our common stock was $105.62. The following table sets forth the dollar value of shares subject to such RSU awards expected to be granted to our non-employee directors under the 2026 Plan on the day the Annual Meeting occurs, assuming election of the nominees for directors who are standing for election at the Annual Meeting. The number of shares subject to such RSU awards expected to be granted to our non-employee directors under the 2026 Plan is not yet determinable.

New Plan Benefits

2026 Equity Incentive Plan

Name	Dollar Value of Restricted Stock Units (2)
Daniel Gibson	$250,000
Umesh Padval	$250,000
Steve Sanghi	$275,000
Meera Rao	$250,000
Arthur Valdez, Jr.	$250,000
Miron Washington	$250,000
Non-executive directors as a group	$1,525,000(1)

(1)	Consists of all six current directors who are not executive officers, consisting of Messrs. Sanghi, Valdez, Gibson, Washington, and Padval and Ms. Rao.

(2)

 The number of shares of our common stock to be subject to each RSU award granted to the non-employee director will be obtained by dividing the dollar value of restricted stock units by the fair market value of a share of our common stock (calculated as the average trading price for a share of our common stock over the period (i) beginning on the date that is 10 trading days prior to the Earnings Announcement, and (ii) ending on the date that is nine trading days after such Earnings Announcement).

The following table sets forth: (i) the aggregate number of shares subject to service-based RSUs and PSUs (assuming target achievement) granted under the 2016 Plan during our fiscal year 2025 to each of our named executive officers who are currently employed with us; executive officers who are currently employed with us, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; and (ii) the grant-date value of shares subject to such RSUs and PSUs. No options were granted under the 2016 Plan during our fiscal year 2025.

Name and Position or Group	Number of shares Subject to RSUs Granted	Dollar Value of RSUs Granted(2)	Number of shares Subject to PSUs Granted(1)	Dollar Value of PSUs Granted(2)
Chris Diorio, Ph.D. Chief Executive Officer	15,015	$2,474,172	15,015	$4,169,365
Cary Baker Chief Financial Officer	6,958	$1,146,539	6,958	$1,932,097
Cathal Phelan Chief Innovation Officer	5,860	$956,611	5,860	$1,627,205
Executive officers as a group	27,833	$4,577,322	27,833	$7,728,667
Current directors who are not executive officers as a group	17,101	$2,084,627	-	-
Employees, including all current officers who are not executive officers, as a group	325,333	$34,408,820	36,707	$10,192,801

(1)

With respect to PSUs granted, reflects the target number of shares covered by the PSUs granted to our employees. The maximum number of shares covered by the PSUs granted to our employees are (i) 30,030 shares for Dr. Diorio, (ii) 13,916 shares for Mr. Baker, (iii) 13,916 shares for Mr. Phelan, (iv) 55,666 shares for the executive officers who are currently employed with us, as a group, and (v) 73,414 shares for all employees, including all current officers who are not executive officers, as a group.

(2)	Reflects the aggregate grant date fair value of awards computed in accordance with ASC 718.

How Votes are Counted

The 2026 Plan must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Abstentions are considered votes cast and thus have the same effect as a vote “Against” the proposal. Broker non-votes, if any, will have no impact on this proposal. This vote will also constitute approval of the 2026 Plan, as amended, under the Listing Rules of the Nasdaq Stock Market.

Board of Directors’ Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2026 EQUITY INCENTIVE PLAN.

REPORT OF THE AUDIT AND RISK COMMITTEE

The board's audit and risk committee currently comprises three independent directors as required by the Nasdaq Rules and the SEC's rules and regulations. The audit and risk committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for any appropriate changes.

The audit and risk committee members are currently Meera Rao (chair), Daniel Gibson and Steve Sanghi. Each member of the audit and risk committee is an “independent director” as currently defined in Rules 5605(c)(2)(A)(i) and (ii) of the Nasdaq Rules and Rule 10A-3 of the Exchange Act. The board of directors has also determined that Ms. Rao and Mr. Gibson are each an “audit committee financial expert” as described in applicable SEC rules and regulations.

The audit and risk committee appoints an accounting firm as our independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Management is responsible for our internal controls and the financial reporting process. The audit and risk committee is responsible for monitoring and overseeing these processes.

The audit and risk committee held six meetings during 2025. The meetings were designed to provide information to the audit and risk committee necessary for it to conduct its oversight function of the external financial reporting activities and audit process of our company, and to facilitate and encourage communication between the audit and risk committee, management and our independent registered public accounting firm for fiscal year 2025, Ernst & Young, LLP. Management represented to the audit and risk committee that our financial statements were prepared in accordance with generally accepted accounting principles. The audit and risk committee reviewed and discussed the audited financial statements for fiscal year 2025 with management and the independent registered public accounting firm. The audit and risk committee also instructed the independent registered public accounting firm that the audit and risk committee expects to be advised if there are any subjects that require special attention.

The audit and risk committee discussed with the independent registered public accounting firm the matters required to be discussed by the independent registered accounting firm with the audit and risk committee under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The audit and risk committee has also received the written disclosures and the letter from the independent registered public accounting firm, Ernst & Young, LLP, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit and risk committee concerning independence, and has discussed with Ernst & Young, LLP that firm’s independence.

Based on its review of the audited financial statements and the various discussions noted above, the audit and risk committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

The audit and risk committee of the board of directors of Impinj, Inc.:

Meera Rao (Chair)

Daniel Gibson

Steve Sanghi

This audit and risk committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Impinj, Inc. under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent Impinj, Inc. specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our executive officers as of April 8, 2026. Officers are elected by the board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Executive Officers
Chris Diorio, Ph.D.	64	Director, Chief Executive Officer and Vice Chair
Cary Baker	50	Chief Financial Officer

There are no family relationships among any of the directors or executive officers.

Our former Chief Operating Officer, Hussein Mecklai, resigned from Impinj effective May 20, 2025 and our Chief Innovation Officer, Cathal Phelan, transitioned to no longer be an executive officer effective June 5, 2025.

Executive Officers

Chris Diorio, Ph.D. See the section entitled “Election of Directors—Nominees for Director.”

Cary Baker has served as our chief financial officer since February 2020. Prior to joining us, Mr. Baker was senior vice president, chief financial officer and treasurer of RealNetworks, Inc. from May 2017 to February 2020. From February 2015 to April 2017, he served as chief financial officer of HEAT Software, Inc., and from March 2014 to October 2016, Mr. Baker also served as chief financial officer of NetMotion Software, an affiliate of HEAT Software, Inc. From May 2010 to November 2013, he also held key financial leadership roles at Clearwire Corporation, including most recently as vice president, finance. Mr. Baker’s earlier experience includes financial leadership roles at Boost Mobile and Sprint Corporation. Mr. Baker holds an M.B.A. from the Kelley School of Business at Indiana University and a B.S. in finance from the University of Idaho.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Business

Our vision is a boundless Internet of Things, in which every physical item that businesses manufacture, transport and sell, and that people own, use and recycle, is wirelessly connected to a digital counterpart — a digital twin — in the cloud. Our mission is to connect every thing. We design and sell a platform that enables that wireless item-to-cloud connectivity and with which we and our partners innovate Internet of Things (“IoT”) solutions.

Today, our platform connects tens of billions of everyday physical items. That connectivity helps businesses discover, engage and protect those items from manufacturing through point-of-sale. We are focused on broadening our platform’s reach from billions of items to trillions, and extending that item connectivity to include consumer use and end-of-life recycling, thereby enabling not just businesses, but also people, to derive value from their connected items.

The item connectivity that our platform delivers today improves efficiencies for retailers, supply chain and logistics providers, airlines, automobile manufacturers, healthcare companies and more. We believe the IoT we are driving will, in the future, provide businesses and people with ubiquitous access to digital twins of every item they care about, each storing an item’s history and current owner, and help people explore and learn about the item. We believe that this connectivity will transform the world.

2025 Business Highlights

Fiscal year 2025 was a challenging year for our industry and a transition year for Impinj. Among our achievements were:

•
Revenue. Total revenue was $361.1 million.
•
Adjusted EBITDA.(1) Record Total Adjusted EBITDA was $69.6 million.
•
Gross Margin. Total gross margin was 52.5%.
•
Free Cash Flow.(1)(2) Delivered free cash flow for the year of $45.9 million.
•
EPIC growth and Gen2X. Grew endpoint IC volumes by 9% and significantly advanced Gen2X, a standards-compatible enhancement to the industry radio protocol.
•
Total Shareholder Return. Our three-year cumulative total shareholder return (“TSR”) was 59.4%

(1) For a reconciliation of these non-GAAP financial measures, see Appendix A.

(2) Free Cash Flow is defined as net cash provided by (used in) operating activities, determined in accordance with GAAP, less purchases of property and equipment.

The 2025 Stockholder Advisory Vote on Executive Compensation

At our 2025 annual meeting of stockholders, we conducted an advisory vote on executive compensation (a “say-on-pay vote”). Approximately 88% of the shares represented and entitled to vote on our 2025 say-on-pay vote (excluding broker non-votes) approved, on an advisory basis, the compensation of our named executive officers. Our compensation committee considers the result of our say-on-pay votes in determining named executive officer compensation.

Based in part on the strong level of support for our executive compensation philosophy, program, and practices demonstrated by the result of last year’s say-on-pay vote, our compensation committee decided to continue our compensation philosophy and further emphasize our commitment to align the interests of our named executive officers with those of our stockholders.

We value the opinions of our stockholders. Key members of management frequently meet with major stockholders to ensure that we understand and address their concerns and observations about our business including any executive compensation related concerns they might have. Our compensation committee will consider the outcome of this year’s say-on-pay vote, as well as feedback received throughout the year, when making compensation decisions for our named executive officers going forward.

Our Process for Setting Executive Officer Compensation

The compensation committee is primarily responsible for setting the compensation of our executive officers, including our named executive officers. Its responsibilities include determining (i) the value for each element of our executive officers’ direct compensation, (ii) the structure, metrics and targets we use for our performance-based compensation elements and (iii) the group of companies we use to evaluate market rates for compensation. When discharging its responsibilities, the compensation committee relies on input from our management and its independent compensation consultant, whose roles are discussed below. After its review and evaluation of input from our management and compensation consultant, the compensation committee sets the compensation for our executive officers (other than Dr. Diorio) and recommends to our board of directors the compensation to be paid to Dr. Diorio. Our board of directors approves the compensation to Dr. Diorio following deliberation and taking into account the recommendations from our compensation committee.

Our management provides our compensation committee with its perspectives on certain aspects of our executive officers’ compensation, including the metrics and targets used in our performance-based compensation elements and the companies that constitute our compensation peers. Additionally, for each executive officer, Dr. Diorio recommends an amount of each element of compensation to the compensation committee based on his review of the executive officer's performance and market data for that executive officer's role and scope of responsibility. Dr. Diorio does not review his compensation; rather, the compensation committee does so, based on performance and market data. Further, none of our executive officers, including Dr. Diorio, participate in such deliberations by our board of directors or the compensation committee on their own compensation.

For 2025, our compensation committee engaged Compensia, a national executive compensation consulting firm. In connection with engaging Compensia, the compensation committee considered the independence factors established by Nasdaq and the SEC and concluded that the engagement did not create any conflicts of interest and that Compensia was independent. Compensia supported the compensation committee by providing input on the compensation of certain officers, including our named executive officers and our non-employee directors. Specifically, our compensation committee directed Compensia to:

•
update the peer group used to determine the competitive market for executive and director compensation;
•
review our executive compensation philosophy;
•
assess the competitiveness of our executive compensation program; and,

•
assess long-term incentive practices for executives, including the terms of equity awards whose vesting is tied to our relative TSR.

Compensation Corporate Governance

We strive to adhere to good corporate governance practices in our compensation processes. All members of our compensation committee are independent. We work with an independent compensation consultant who is knowledgeable about good governance practices and has a current, objective view of the relevant market for leadership talent. We link rewards with performance and achievement. We are careful to structure our compensation programs to avoid excessive risk taking. Finally, we follow a balanced compensation philosophy that is aligned with our company’s values.

Our Compensation Philosophy

Our compensation philosophy is to provide a competitive, reasonable total pay package that allows us to attract and retain the most qualified individuals to lead our business, while rewarding them largely based on our short-term and long-term financial performance, and for increasing value for our stockholders.

Our compensation committee aimed to pay our executive officers in 2025 with a significant equity component, thereby focusing our executive officers on increasing our company’s value over the long-term and aligning their interests with those of our stockholders. Additionally, the compensation committee continued to utilize at-risk, performance-based equity compensation as a significant component of our executive officers’ compensation for 2025, so that our executive officers will realize meaningful portions of their compensation only if our company performs at a high level.

Considerations in Setting Executive Officer Compensation

Our compensation committee primarily relied on its subjective consideration of various factors to set the amounts of our executive officers’ compensation in 2025. The compensation committee evaluated each executive officer’s performance, time in role and scope of responsibility, and considered the historical compensation paid by us along with internal pay parity considerations. The compensation committee also reviewed how our peer companies (as discussed below) pay executives with similar responsibilities. The compensation committee also considered the recommendations of Dr. Diorio (except with respect to his own compensation).

In setting the 2025 compensation for our executive officers, our compensation committee selected, and reviewed compensation data from a group of 16 public companies that generally satisfied criteria based on review of relative industry and complexity of business and scope factors including revenue (focusing on companies up to 2.5x our revenue), market capitalization (focusing on companies up to 3.0x our market capitalization), business focus (semiconductor, RFID, IoT and network chip) and other considerations including competitors for labor, market capitalization to revenue multiple, stage / time from IPO and headcount. The compensation committee removed ten companies from our peer group, consisting of ACM Research, Cambium Networks, CEVA, Digi International, Indie Semiconductor, MaxLinear, Mesa Laboratories, Mitek Systems, nLIGHT, and Ooma, based on significant size and value disparities that developed relative to the committee’s selection criteria. The compensation committee added seven to the peer group, consisting of Astera Labs, Credo Technology Group, InterDigital, MACOM Technology, Onto Innovation, Power Integration, and Silicon Labs, because they each satisfied the committee’s selection criteria, and they better aligned the updated group with respect to areas of relative industry and business focus.

These 16 companies are listed below.

A10 Networks	iRhythm Technologies	Rambus
Ambarella	Lattice Semiconductor	Silicon Labs
Astera Labs	MACOM Technology Solutions	SiTime
Credo Technology Group	Onto Innovation	Universal Display
Globalstar	PDF Solutions
InterDigital	Power Integrations

Our compensation committee also reviewed executive compensation data from companies with similar size and value characteristics, based on broader technology company survey data. In setting each executive officer’s compensation, our compensation committee did not determine compensation amounts based solely on a comparison against certain compensation percentiles within the peer group data. Rather, the compensation committee used the peer group data to obtain a general understanding of the practices of our compensation peers and then relied on its judgment, including consideration of the factors described above in totality, to set an executive officer’s compensation.

Elements of Our Named Executive Officers’ Compensation

The table below describes the principal elements of our executive compensation program in 2025. Each named executive officer is eligible for these compensation elements annually.

Element	Description	Objective
Base salary	Cash payment at regular intervals	• Provide a guaranteed level of income
Annual bonus	Annual cash payments earned based on our achievement of revenue and adjusted EBITDA metrics	• Provide the opportunity to earn additional compensation by achieving certain annual company goals
RSU awards	RSU grants that vest into shares of our common stock typically over four years, subject to vesting conditions, including continued service to us	• Align officers’ and stockholders’ interests by rewarding the creation of long-term stockholder value • Long-term retention through use of a multi-year vesting schedule
PSU awards

PSU grants that vest and settle in shares of our common stock (for 2025, at the end of three years) based on our achievement of TSR as compared to the S&P Semiconductor Select Industry Index over the measurement period

• Incentivize long-term company achievements • Align officers’ and stockholders’ interests by rewarding the creation of long-term stockholder value

Base Salary

In 2025, our board of directors, after considering the recommendation of the compensation committee, approved an increase in base salary for each of our named executive officers. In doing so, the compensation committee took into consideration the high-level of competency each of our named executive officers demonstrate in their roles, the recommendations of Dr. Diorio (other than with respect to Dr. Diorio’s own compensation), and changes needed to bring our named executive officers’ base salaries to be more competitive relative to the market ranges in our peer companies (as discussed above) for their roles. All of the foregoing base salary changes were effective March 30, 2025.

NEO	2024 Base Salary Rate Per Annum	2025 Base Salary Rate Per Annum
Chris Diorio, Ph.D.	$435,000	$450,000
Cary Baker	$390,000	$406,000
Hussein Mecklai	$420,000	$437,000
Cathal Phelan	$380,000	$395,000

2025 Bonus Plan

Our 2025 Bonus Plan (the “2025 Bonus Plan”) is designed to incentivize our employees, including our named executive officers, to achieve certain key annual financial metrics.

For 2025, 100% of earned bonuses were payable in cash.

The table below shows each named executive officer’s 2024 and 2025 Bonus Plan target opportunities, expressed for each year as a percentage of such officer's base salary and as a dollar amount.

Named Executive Officer	Percentage of 2024 Base Salary	2024 Bonus Plan Target Opportunity (Cash Amount at Target)	Percentage of 2025 Base Salary	2025 Bonus Plan Target Opportunity (Cash Amount at Target)
Chris Diorio	125%	$543,750	125%	$562,500
Cary Baker	75%	$292,500	75%	$304,500
Hussein Mecklai	75%	$315,000	75%	$327,750
Cathal Phelan	70%	$266,000	70%	$276,500

Our 2025 Bonus Plan had a potential payout ranging from zero to 200% of a named executive officer’s target as shown in the table below. The payout depended on our achievement of revenue and adjusted EBITDA goals, which goals were equally weighted at 45%, and an additional 10% component weighted based on the Board’s review of company and individual performance. Payouts between the threshold (0%), the target (100%) and maximum (200%) levels, based on achievement of the revenue and adjusted EBITDA goals, were computed by linear interpolation. The 10% weighting not based on revenue or adjusted EBITDA goals included an overachievement opportunity that could result in awards of up to 200% of target.

Following the completion of the 2025 performance period, the compensation committee, and as appropriate, the Board, reviewed our performance across the predetermined financial performance goals detailed above to determine the amounts to be paid to all plan participants, including our named executive officers. Based on actual performance, the compensation committee determined that no amounts were payable under the 2025 Bonus Plan. The performance targets for 0%, 100% and 200% payout levels for each performance metric and the percentages actually achieved are shown below.

Performance Metric/Goal	Percentage	Minimum (0% Payout)	Target (100% Payout)	Maximum (200% Payout)	Achievement	Achievement (as a percentage of target)
*Revenue	45%	$382.9	$425.4	$467.9	$361.1	0%
*Adjusted EBITDA	45%	$68.9	$83.9	$96.7	$69.6	0%
Board Discretion	10%	0%	10%	20%	0%	0%
Total	100%	-	-	-		0%

* Dollar amounts in table in millions.

Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of non-GAAP financial measures, see Appendix A.

Equity Compensation

We grant our executive officers awards of RSUs and PSUs. The compensation committee and board of directors grant RSUs and PSUs to our executive officers after reviewing equity grant practices at peer companies and in the broader technology company market, considering guidance from proxy advisory firms, and assessing the PSU program’s incentive and retentive value. For fiscal 2025, each executive officer received 50% of target annual equity value in the form of RSUs and 50% in the form of PSUs, generally consistent with the mix of RSUs and PSUs among certain of our peer companies.

The table below sets forth the target number of PSUs, the number of RSUs, and the target equity value of all such awards granted in 2025 for each named executive officer. Hussein Mecklai left the Company before 2025 equity awards were granted. For more information on these equity grants, see the section entitled “Grants of Plan-Based Awards” below.

NEO	Target Number of PSUs	Number of RSUs	Target 2025 Equity Compensation
Chris Diorio	15,015	15,015	$4,100,000
Cary Baker	6,958	6,958	$1,900,000
Cathal Phelan	5,860	5,860	$1,600,000

The target equity compensation values for 2025 indicated in the table above are different than the grant date fair value for these awards as reported in the “Stock Awards” column in the Summary Compensation Table largely due to the fact that the number of shares underlying each award is determined by dividing the dollar value by the average trading price for a share of our common stock over the period beginning on the date that is 10 trading days prior to our announcement of quarterly earnings for the fiscal quarter immediately prior to the grant date of an award, and ending on the date that is 9 trading days after the earnings announcement.

In determining our named executive officers’ 2025 equity awards, our compensation committee considered the factors described under the section entitled “Considerations in Setting Executive Officer Compensation” above, including a peer group data assessment, to gain an understanding of target equity compensation for our compensation peers’ executives. The compensation committee also sought to maintain the grant of a combination of RSUs and PSUs to balance the three considerations of driving strong shareholder returns, aligning our named executive officers’ interests with our stockholders’ interests, and retention.

PSU awards. PSU awards measure our TSR relative to the S&P Semiconductor Select Industry Index (the “Index”). Beginning and ending TSR for us and each company in the Index are calculated using a 30-day average of closing stock prices preceding the end of a performance period, as adjusted to reflect dividends reinvested on each ex-dividend date during the applicable 30-day period (or, in the case of the ending price, the full performance period). For the 2025 PSU awards, our relative TSR is to be measured over a thirty-four-month performance period, from May 20, 2025 through March 20, 2028. The number of units that are earned after the performance period is determined using linear interpolation to determine vesting between the specified percentile ranks.

The number of units that are earned after each performance period is determined according to the following table, using linear interpolation to determine vesting between the given percentile ranks. The earned units vest on March 1st following the end of the applicable performance period, and subject to the named executive officer’s continued service with us through the applicable vesting date.

	Applicable Percentage of Target PSUs That Vest
Percentile rank	If our TSR is positive	If our TSR is negative
Below 25th percentile	None	None
50th percentile	100%	100%
75th percentile and above	200%	100%

If there is a “change in control” before the performance period ends, performance will be measured by comparing the share price for our company’s common stock in the change-in-control transaction to the TSR of the Index three days prior to the change in control, each as adjusted for dividends during the performance period. Any PSUs earned due to a change-in-control transaction will vest as follows: a pro-rata amount will vest upon the change in control based on the number of whole months the executive serves during the applicable performance period, with the remainder vesting quarterly through the original performance period. Such vesting is subject to the executive remaining a service provider through the vesting date, and to any vesting acceleration that might apply under the executive’s severance agreement. For more information, see the section entitled “Agreements with our Named Executive Officers” below.

For PSUs granted in 2023, the table below sets forth, for each named executive officer, the total number of 2023 PSUs awarded (at target), the payout percentage and the number of 2023 PSUs that vested in 2026 based on actual achievement of TSR at the 41st percentile during the performance period commencing January 1, 2023 and ending on December 31, 2025.

NEO	2023 PSUs Eligible based on performance through 2025 (target)	Payout Percentage	PSUs Vested in 2026
Chris Diorio	19,580	111%	21,734
Cary Baker	7,665	111%	8,508
Cathal Phelan	6,610	111%	7,337

For PSUs granted in 2024 awards, our relative TSR will be measured over a three-year performance period, from January 1, 2024, through December 31, 2026. The number of units that are earned after the performance period is determined in accordance with the table above, using linear interpolation to determine vesting between the given percentile ranks.

Hussein Mecklai resigned from the Company effective May 20, 2025 in a separation we classified as a termination without cause under his Executive Employment Agreement dated November 13, 2018. On June 7, 2025, in accordance with Mr. Mecklai’s Executive Employment Agreement and a separation and release of claims agreement between Mr. Mecklai and the Company, the Company vested 25% of the outstanding PSUs granted to Mr. Mecklai in 2023 and 2024. This represented 2,115 and 2,647 shares, respectively.

RSU awards. Each named executive officer, except Hussein Mecklai whose separation was effective May 20, 2025, will vest in one quarter of his 2025 RSU award on August 20, 2026, and will vest in one sixteenth of the award quarterly thereafter, such that the entire award will be vested by August 20, 2029, in each case subject to continued service to us through the applicable vesting date.

Defined Contribution Plans

We maintain a 401(k) retirement plan to enable eligible employees to save for retirement on a tax advantaged basis. Eligible employees may participate in the plan at the start of the month on or after their start date, and participants are able to defer up to 100% of eligible compensation. All participants’ interests in their deferrals are 100% vested when contributed. Pre-tax contributions are allocated to each participant’s individual account and are invested in investment alternatives selected by the participant. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

The 401(k) plan permits us to make matching, tax-deductible regular and profit-sharing contributions to eligible participants. We provide for a discretionary company match equal to 50% of an employee’s contributions, up to 6% of eligible pay. Matching contributions are subject to three-year vesting. The compensation committee believes that matching contributions help to attract and retain talented employees and executives.

Other Benefits Available to Our Named Executive Officers

In addition to the elements of compensation described above, our named executive officers are eligible to receive standard employee benefits. In 2025, we paid for disability insurance premiums for each of our named executive officers. Named executive officers received no additional perquisites in 2025.

Agreements with our Named Executive Officers

We have entered into an employment agreement with each of our named executive officers. Each named executive officer is an “at-will” employee, receives a base salary, had the opportunity to earn an incentive award under the 2025 Bonus Plan, is eligible to receive equity grants, and is eligible to receive our standard employee benefits. The elements of compensation payable to each of our named executive officers are described above in the section entitled “Executive Compensation—Elements of our Named Executive Officers’ Compensation.” The other terms of our employment agreements with our named executive officers are summarized below.

On December 19, 2025, our Compensation Committee approved our Executive Change in Control and Severance Policy (the “Executive Severance Policy”), which provides a standardized approach for eligibility to receive severance and change in control payments and benefits by certain of our key executives, including Cary Baker, our chief financial officer, and Cathal Phelan, our chief innovation officer. The Executive Severance Policy supersedes all prior representations, understandings, undertakings or agreements, including employment agreements with respect to severance payments and benefits. Mr. Mecklai, having left the Company prior to its approval, was never eligible to participate in the Executive Severance Policy.

Our chief executive officer, Dr. Diorio, is not a participant in the Executive Severance Policy. Instead, we entered into a second amendment to our employment agreement with Dr. Diorio, which modified Dr. Diorio’s eligibility for severance payments and benefits in the event of certain qualifying terminations of employment, effective as of December 19, 2025. Except as provided in the second amendment, the terms of Dr. Diorio’s existing employment agreement with us remain in effect.

Chris Diorio, Ph.D.

We entered into an employment agreement with Dr. Diorio, dated March 16, 2007, as amended and restated as of December 19, 2008, and as amended on each of February 20, 2009 and December 19, 2025 (the “Diorio Agreement”). The Diorio Agreement has no specific term and provides that Dr. Diorio is an at-will employee.

During 2025 but prior to the December 2025 amendment of the Diorio Agreement, if Dr. Diorio’s employment was terminated other than for death, Cause or Disability (each as defined in the Diorio Agreement), or if he resigns for Good Reason (as defined in the Diorio Agreement), he would be eligible to receive the following severance payments and benefits:

•
continued payment of base salary for a period of six months (or 12 months, if his termination occurs within 12 months following a Change of Control (as defined in the Diorio Agreement));
•
lump sum payment equal to 50% of annual base salary if his termination occurs within 12 months following a Change of Control;
•
the pro-rated portion of any earned annual target performance bonus;
•
reimbursement by us for up to six months of COBRA premiums to continue health insurance coverage for him and his eligible covered dependents or taxable monthly payment equal to such premium amount in lieu of such reimbursement for six months following his termination of employment;
•
accelerated vesting of 25% of the then unvested portion of outstanding equity awards (100% if his termination occurs within 12 months following a Change of Control); and
•
extension of the exercise period for outstanding vested stock options by up to one year following termination.

Following the December 2025 amendment of the Diorio Agreement, if Dr. Diorio’s employment is terminated (i) by us other than for Cause, death or Disability (each as defined in the Diorio Agreement), or (ii) if Dr. Diorio resigns for Good Reason (as defined in the Diorio Agreement), in either case, other than within the period commencing three months prior to and ending 12 months following a Change of Control (as defined in the Diorio Agreement), he will become eligible to receive the following severance payments and benefits:

•
continued payment of base salary for a period of 12 months;
•
reimbursement by us for the cost of COBRA premiums to continue health insurance coverage for him and his eligible covered dependents for up to 12 months;
•
accelerated vesting of his outstanding time-based equity awards equivalent to twelve months of additional vesting from the termination date; and

•
extension of the post-termination exercise period for his outstanding vested stock options through the date that is one year following the termination date.

In the event such qualified termination of employment occurs within the period commencing 3 months prior to and ending 12 months following a Change of Control, Dr. Diorio will instead be eligible to receive the following severance payments and benefits:

•
a lump sum payment equal to 24 months of base salary;
•
payment of the earned portion of his annual performance bonus, prorated for the portion of the year occurring prior to the termination date;
•
reimbursement by us for the cost of COBRA premiums to continue health insurance coverage for him and his eligible covered dependents for up to 24 months; and
•
accelerated vesting as to 100% of the then-unvested portion of his outstanding time-based equity awards, and extension of the post-termination exercise period for his outstanding vested stock options through the date that is one year following the termination date.

The severance payments and benefits under the Diorio Agreement are subject to Dr. Diorio’s (i) timely execution and non-revocation of our standard release of claims within 120 days following the termination date and (ii) continued compliance with enforceable non-competition and non-solicitation provisions in the Diorio Agreement.

In the event any payment to Dr. Diorio would be subject to the excise tax imposed by Section 4999 of the Code, except as otherwise expressly provided in a written agreement between Dr. Diorio and the Company, Dr. Diorio will receive such payment as would entitle him to receive the greatest after-tax benefit.

Cary Baker

We entered into an employment agreement with Mr. Baker, dated January 9, 2020. The agreement does not have a specific term and provides that Mr. Baker is an at-will employee. Following the effectiveness of the Executive Severance Policy, Mr. Baker is eligible to receive severance payments pursuant to the terms of the Executive Severance Policy, which supersedes his employment agreement with respect to eligibility to receive severance payments and benefits.

In 2025 but prior to the effectiveness of the Executive Severance Policy and pursuant to his employment agreement, Mr. Baker was eligible to receive the following severance payments and benefits in the event of his termination employment (i) by us other than for Cause (as defined in his employment agreement), death or Disability (as defined in his employment agreement) or (ii) his resignation for Good Reason (as defined in his employment agreement) in either case, subject to his timely execution and non-revocation of a release of claims within 120 days following such termination of employment and continued to comply with enforceable restrictive covenants set forth therein:

•
continued payment of base salary for a period of six months;
•
the pro-rated portion of any earned annual target performance bonus;
•
reimbursement by us for up to six months of COBRA premiums to continue health insurance coverage for him and his eligible covered dependents or taxable monthly payments equal to such premium amount for six months following his termination of employment; and

•
accelerated vesting of 25% of then-unvested portion of outstanding equity awards (100% if his termination occurs within 12 months following a Change of Control (as defined in his employment agreement) and extension of option exercise period for up to one year following termination)

Cathal Phelan

We entered into an employment agreement with Mr. Phelan, dated December 29, 2022. The agreement has no specific term and reflects that Mr. Phelan is an at-will employee. Following the effectiveness of the Executive Severance Policy, Mr. Phelan is eligible to receive severance payments pursuant to the terms of the Executive Severance Policy, which supersedes his employment agreement with respect to eligibility to receive severance payments and benefits.

In 2025 but prior to the effectiveness of the Executive Severance Policy and pursuant to his employment agreement, Mr. Phelan was eligible to receive the following severance payments and benefits in the event of his termination employment (i) by us other than for Cause (as defined in his employment agreement), death or Disability (as defined in his employment agreement) or (ii) his resignation for Good Reason (as defined in his employment agreement) in either case, subject to his timely execution and non-revocation of a release of claims within 120 days following such termination of employment and continued to comply with enforceable restrictive covenants set forth therein:

•
continued payment of base salary for a period of six months;
•
pro-rated portion of any earned annual target performance bonus;
•
reimbursement by us for up to six months of COBRA premiums to continue health insurance coverage for him and his eligible covered dependents or taxable monthly payments equal to such premium amount for six months following his termination of employment; and
•
accelerated vesting of 25% of then-unvested portion of outstanding equity awards (100% if his termination occurs within 12 months following a Change of Control (as defined in his employment agreement) and extension of option exercise period for up to one year following termination).

Hussein Mecklai

We entered into an employment agreement with Mr. Mecklai, dated November 13, 2018. The agreement had no specific term and provided that Mr. Mecklai’s employment was at-will. Mr. Mecklai’s employment with the Company terminated, as of May 20, 2025.

Prior to Mr. Mecklai’s separation, he was eligible to receive the following severance payments and benefits in the event of his termination employment (i) by us other than for Cause (as defined in his employment agreement), death or Disability (as defined in his employment agreement) or (ii) his resignation for Good Reason (as defined in his employment agreement) in either case, subject to his timely execution and non-revocation of a release of claims within 120 days following such termination of employment and continued to comply with enforceable restrictive covenants set forth therein:

•
continued payment of base salary for a period of six months;
•
pro-rated portion of any earned annual target performance bonus;

•
reimbursement by us for up to six months of COBRA premiums to continue health insurance coverage for him and his eligible or taxable monthly payments equal to such premium amount for six months following his termination of employment; and
•
accelerated vesting of 25% of then-unvested portion of outstanding equity awards (100% if his termination occurs within 12 months following a Change of Control (as defined in his employment agreement) and extension of option exercise period for up to one (1) year following termination).

On May 30, 2025, we entered into a separation and release of claims agreement with Mr. Mecklai in connection with his termination of employment with us. Pursuant to Mr. Mecklai’s Executive Employment Agreement and the separation and release of claims agreement, Mr. Mecklai received the following severance payments and benefits (which are consistent with the terms of his employment agreement in the event of his termination of employment by us other than for Cause): (i) continued payment of his base salary for a period of six months ($218,500 in the aggregate), (ii) a one-time payment in the amount of $15,449, intended to represent the cost of six months of COBRA premiums for him and his eligible covered dependents, (iii) a one-time payment in the amount of $125,528, the amount of his annual performance bonus at 100% achievement prorated to the termination date, (iv) accelerated vesting of 9,368 shares subject to his outstanding and unvested time-based equity awards, and (v) an extension of the post-termination exercise period of his vested and outstanding options for a period of up to one year from the effective date. As consideration for the foregoing severance payments, Mr. Mecklai agreed to release us from any and all claims, including those related to his employment or the termination thereof.

Executive Change in Control and Severance Policy

Each of Messrs. Baker and Phelan participate in our Executive Severance Policy, which provides for eligibility for certain severance payments and benefits in the event of a participating executive’s termination of employment with us (i) by us other than for Cause, death or Disability (each as defined in the Executive Severance Policy), or (ii) due to the executive’s resignation for Good Reason (as defined in the Executive Severance Policy).

In the event of a qualified termination other than during the period commencing three months prior to and ending 12 months following a Change in Control (as defined in the Executive Severance Policy), each of Messrs. Baker and Phelan will become eligible to receive the following severance payments and benefits:

•
continued payment of base salary for a period of six months;
•
a lump sum payment equal to 100% of the executive’s target annual bonus, prorated for the portion of the year occurring prior to the termination date;
•
reimbursement by us for the cost of COBRA premiums to continue health insurance coverage for him and his eligible covered dependents for up to six months;
•
accelerated vesting of 25% of outstanding and unvested time-based equity awards; and
•
extension of the post-termination exercise period of outstanding vested stock options through the first anniversary of the termination date.

In the event of a qualified termination during the period commencing 3 months prior to and ending 12 months following a Change in Control, a participating executive will become eligible to receive the following severance payments and benefits:

•
a lump sum payment equal to 100% of the executive’s base salary;
•
a lump sum payment equal to 100% of the executive’s target annual bonus, prorated for the portion of the year occurring prior to the termination date;
•
reimbursement by us for the cost of COBRA premiums to continue health insurance coverage for him and his eligible covered dependents for up to 12 months; and
•
accelerated vesting of 100% of outstanding and unvested time-based equity awards.

The severance payments and benefits under the Executive Severance Policy are subject to an executive’s (i) timely execution and non-revocation of our standard release of claims within 60 days following the termination date and (ii) continued compliance with enforceable non-competition and non-solicitation provisions in an executive’s employment agreement.

In the event any payment to an executive would be subject to the excise tax imposed by Section 4999 of the Code, the executive will receive such payment as would entitle him to receive the greatest after-tax benefit.

Defined Terms Applicable to Named Executive Officer Agreements

For purposes of the agreements with our named executive officers, the following definitions generally apply or applied:

Diorio Agreement

“Cause” means each of the following with respect to Dr. Diorio: (i) conviction of a felony, (ii) commission of any act of fraud with respect to the Company, (iii) intentional misconduct that has a materially adverse effect upon the Company’s business , (iv) breach of any fiduciary obligations as an officer of the Company or of any contractual obligation to the Company, in either case where the breach has a materially adverse effect on the Company’s business, (v) willful misconduct or gross negligence in performance of duties under the Diorio Agreement, including refusal to comply in any material respect with the legal directives of the board of directors so long as such directives are not inconsistent with his position and duties or (vi) death or Disability. Prior to any termination of Dr. Diorio’s employment for Cause defined in clauses (iii), (iv) or (v) above, the Company must give written notice of the actions or omissions deemed to constitute the Cause event, and if it is possible to cure, Dr. Diorio will have a period of not less than 30 days in which to cure the specified default in performance.

“Good Reason” means Dr. Diorio’s resignation that is effective within two years following the occurrence of one or more of the following events without his consent: (i) a material reduction of base salary; (ii) the assignment of any duties, or the reduction of his duties, either of which results in a material diminution in authority, duties or responsibilities with the Company in effect immediately prior to such assignment or reduction, or the removal from such position and responsibilities, unless provided with comparable authority, duties or responsibilities; provided that, neither a mere change in title alone nor reassignment following a Change in Control to a position that is substantially similar to the position held prior to the Change in Control in terms of job duties, responsibilities and requirements shall constitute a material reduction in job responsibilities; or (iii) a material change in the geographic location at which he must perform services (for purposes of this definition, relocation to a facility or a location less than 50 miles from his then-present location shall not be considered a material change in geographic location). To resign for Good Reason, Dr. Diorio must provide the Company with written notice of the acts or omissions constituting the grounds for

Good Reason within 90 days of the initial existence of the grounds for Good Reason and the Company will have a reasonable cure period of not less than 30 days following the date of such notice.

Executive Severance Policy

“Cause” means, in the administrator’s reasoned discretion, any of the following with respect to an eligible executive: (i) commission of a felony or gross misdemeanor; (ii) commission of any material act of fraud or dishonesty with respect to the Company; (iii) intentional misconduct that has a materially adverse effect upon the Company’s business; (iv) breach of any of fiduciary obligations as an officer of the Company or of any contractual obligation that an eligible executive has to the Company, in either case where the breach has a materially adverse effect on the Company’s business; (v) willful misconduct or gross negligence in performance of duties, including refusal to comply in any material respect with the legal directives of the board of directors so long as such directives are not inconsistent with their position and duties, or (vi) death or Disability. Prior to termination of an eligible executive’s employment for Cause defined in clauses (iii), (iv) or (v) above, the Company shall give written notice of the actions or omissions deemed to constitute the Cause event, and if it is possible to cure the specified default, the eligible executive will have a period of not less than 30 days in which to cure the specified default in performance.

“Good Reason” means an eligible executive’s resignation that is effective within two years following the occurrence of any Company cure period following one or more of the following events without the eligible executive’s consent: (i) a material reduction of base salary, provided that an across-the‑board reduction in the salary level of all other senior executives by the same percentage amount as part of a general salary level reduction shall not constitute such a material reduction; (ii) the assignment of any duties, or the reduction of duties, either of which results in a material diminution in authority, duties or responsibilities with the Company in effect immediately prior to such assignment or reduction, or removal from such position and responsibilities, unless provided with comparable authority, duties or responsibilities; provided that, neither a mere change in title alone nor reassignment following a Change in Control to a position that is substantially similar to the position held prior to the Change in Control in terms of job duties, responsibilities and requirements shall constitute a material reduction in job responsibilities; or (iii) a material change in the geographic location at which the eligible executive must perform services (for purposes of this definition, the relocation of the eligible executive to a facility or a location less than 50 miles from their then-present location shall not be considered a material change in geographic location). To resign for Good Reason, an eligible executive must provide the Company with written notice of the acts or omissions constituting the grounds for Good Reason within 90 days of the initial existence of the grounds for Good Reason and the Company will have a reasonable cure period of not less than 30 days following the date of such notice.

Employment Agreement with Hussein Mecklai

“Cause” meant any of the following with respect to Mr. Mecklai: (i) conviction of a felony or gross misdemeanor, or the Company’s belief that such an event has occurred; (ii) commission of any act of fraud or dishonesty with respect to the Company; (iii) intentional misconduct that has a materially adverse effect upon the Company’s business; (iv) breach of any of any fiduciary obligations as an officer of the Company or of any contractual obligation to the Company, in either case where the breach has a materially adverse effect on the Company’s business; (v) willful misconduct or gross negligence in performance of duties under the employment agreement, including refusal to comply in any material respect with the legal directives of the board of directors so long as such directives are not inconsistent with his position and duties; or (vi) death or Disability. Prior to any termination of Mr. Mecklai’s employment for Cause defined in clauses (iii), (iv) or (v) above, the Company was required to provide written notice of the actions or omissions deemed to constitute the Cause event, and Mr. Mecklai was entitled to a cure period of not less than 30 days.

“Good Reason” meant Mr. Mecklai’s resignation within two years following the occurrence of any Company cure period following one or more of the following events without his consent: (i) a material reduction of base salary of at least 10%, provided that an across-the-board reduction in the salary level of all other senior executives by the same percentage amount as part of a general salary level reduction would not constitute such a material reduction; (ii) the assignment of any duties, or the reduction of duties, either of which resulted in a material diminution in authority, duties or responsibilities with the Company in effect immediately prior to such assignment or reduction, or the removal from such position and responsibilities, unless provided with comparable authority, duties or responsibilities; provided that a reassignment following a Change of Control to a position that is substantially similar to the position held prior to the Change of Control in terms of job duties, responsibilities and requirements would not constitute a material reduction in job responsibilities; or (iii) a material change in the geographic location at which he performed services (provided that relocation to a facility or a location less than 50 miles from his then-present location would not be considered a material change in geographic location). To resign for Good Reason, Mr. Mecklai was required to provide the Company with written notice of the acts or omissions constituting the grounds for Good Reason within 90 days of the initial existence of the grounds for Good Reason and the Company would have had a reasonable cure period of not less than 30 days following the date of such notice.

Certain Tax and Accounting Impacts to Our Named Executive Officer Compensation

We have not provided any named executive officers with a gross-up or other reimbursement for tax amounts the individual might pay pursuant to Code Sections 280G, 4999 or 409A. Code Sections 280G and 4999 provide that named executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our company that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Code Section 409A also imposes significant taxes on the individual in the event that an executive officer, director or other service provider receives “deferred compensation” that does not meet Code Section 409A requirements.

Under Code Section 162(m), we are subject to limits on executive compensation deductibility. Deductible compensation is limited to $1,000,000 per year for the chief executive officer and certain of our current and former highly compensated executive officers (collectively “covered employees”). While we cannot predict how the deductibility limit may impact our compensation program in future years, we intend to maintain an approach to executive compensation that strongly links pay to performance. In addition, although we have not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers, the board of directors and compensation committee may consider tax deductibility under Code Section 162(m) as a factor in its compensation decisions.

We measure stock-based compensation expense for the equity awards granted to our named executive officers based on each award’s grant date fair value, and we recognize the compensation expense over the requisite service period for the award, which is typically four years. We account for forfeitures as they occur. With respect to PSUs, the amount that ultimately vests will depend on the extent to which we achieve specified fiscal year financial performance metrics. We record PSU compensation expense each period on a straight-line basis based on the number that we estimate will likely vest and recognize that expense over the requisite service period. For those PSUs that are linked to our relative TSR, we use a Monte Carlo simulation in estimating the fair value at grant date and recognize compensation cost over the implied service period.

Compensation and Risk

We have reviewed our employee compensation plans and arrangements in which our employees (including our executive officers) participate, to determine whether these plans and arrangements have any features that might create undue risks or encourage unnecessary and excessive risk-taking that could threaten our value. In our review, we considered numerous factors and design elements that manage and mitigate risk, without diminishing the effect of the incentive nature of compensation, including the following:

•
independent oversight of executive compensation programs by the Compensation Committee;
•
annual review by the Committee of target executive compensation relative to a reasonable set of peer companies and alignment with performance;
•
providing cash compensation and short-term incentive opportunities that are within market ranges;
•
the 2025 Bonus Plan design and its reliance on measurable financial or business critical metrics;
•
implementing reasonable change of control arrangements and engaging in periodic succession planning for key executives;
•
awarding long-term equity grants that are competitive, reasonable, aligned with peer and market best practices, and that tie compensation to success in increasing our company’s long-term value;
•
emphasizing compliance through programs like the insider trading and clawback policies: and
•
equity ownership by senior management and the Board to drive long-term alignment with the interests of shareholders.

Based on our review, we concluded that any potential risks arising from our employee compensation programs, including our executive programs, are not reasonably likely to have a material adverse effect on us.

Compensation Committee Report

Our compensation committee has reviewed the Compensation Discussion and Analysis provided above with management. Based on this review and discussion, our compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K for the year ended December 31, 2025 and this proxy statement.

Respectfully submitted by the members of the compensation committee of the board of directors:

Umesh Padval (Chair)

Arthur Valdez, Jr.

Miron Washington

Summary Compensation Table

The following table provides information regarding our named executive officers’ compensation during 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)(4)
Chris Diorio, Ph.D.	2025	449,770	-	6,643,537	-	15,251	7,108,558
Chief Executive Officer	2024	432,923	3,250	9,785,191	954,825	13,447	11,189,636
	2023	415,001	1,750	6,364,870	-	14,651	6,796,272
Cary Baker	2025	405,530	-	3,078,636	-	13,624	3,497,790
Chief Financial Officer	2024	387,403	-	3,212,370	513,630	11,009	4,124,412
	2023	371,251	-	2,491,661	-	13,274	2,876,186
Hussein Mecklai	2025	165,919	125,528	-	-	11,213	302,660
Chief Operating Officer	2024	417,520	-	3,563,728	553,140	10,503	4,544,891
	2023	401,250	-	2,750,092	-	3,503	3,154,845
Cathal Phelan	2025	394,808	-	2,592,816	-	17,062	3,004,686
Chief Innovation Officer	2024	378,693	-	2,849,232	467,096	15,308	3,710,329
	2023	353,077	-	5,008,272	-	15,278	5,376,627

(1)
Effective as of March 30, 2025, the board of directors approved base salary adjustments for Dr. Diorio, and the compensation committee approved base salary adjustments for Messrs. Baker, Mecklai and Phelan. Accordingly, Dr. Diorio’s, Messrs. Baker’s, Mecklai’s and Phelans’ salaries for 2025 reflects the previously established salary level through March 29, 2025, and the new salary level from March 30, 2025 through December 31, 2025 for Dr. Diorio and Messrs. Baker and Phelan, and May 20, 2025 for Mr. Mecklai who resigned from the Company effective as of that date.
(2)
The dollar amounts in this column represent the aggregate grant-date fair value of RSU awards granted in 2025, 2024 and 2023, respectively, as determined in accordance with FASB ASC Topic 718. The grant-date fair value of RSUs subject to performance conditions, or PSUs, on the application of a Monte Carlo simulation model to determine the probable outcomes of the market-based performance conditions. The grant date fair values of the PSUs do not correspond to the actual values that may be recognized by the holders of these awards, which may be higher or lower based on a number of factors, including our performance, the performance of certain companies included in the S&P Semiconductor Select Industry Index, and the satisfaction of applicable service-based vesting conditions. Assuming the highest level of performance is achieved under the applicable performance, respectively, the maximum possible value of the 2025 PSUs, 2024 PSUs and 2023 PSUs, respectively, using the grant-date fair value is (i) for Dr. Diorio, $8,338,730, $12,164,980 and $7,468,987, respectively, (ii) for Mr. Baker, $3,864,195, $3,993,628 and $2,923,891, respectively, (iii) for Mr. Mecklai, $4,430,438 and $3,227,152, respectively (2024 and 2023 only), and (iv) for Mr. Phelan, $3,254,410, $3,542,174 and $2,521,451, respectively. For a discussion of valuation assumptions, see the notes to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2025.
(3)
The dollar amounts in this column represent:
•
in 2025: (i) for Dr. Diorio, $4,751 in company-paid life insurance premiums and $10,500 in company-paid matching 401(k) contributions; (ii) for Mr. Baker, $3,374 in company-paid life insurance premiums and $10,250 in company-paid matching 401(k) contributions; (iii) for Mr. Mecklai $1,482 in company-paid life insurance premiums and $9,731 in company-paid matching 401(k) contributions; and (iv) for Mr. Phelan, $6,562 in company-paid life insurance premiums and $10,500 in company-paid matching 401(k) contributions;
•
in 2024: (i) for Dr. Diorio, $4,751 in company-paid life insurance premiums and $8,696 in company-paid matching 401(k) contributions; (ii) for Mr. Baker, $3,374 in company-paid life insurance premiums and $7,635 in company-paid matching 401(k) contributions; (iii) for Mr. Mecklai $3,503 in company-paid life insurance premiums and $7,000 in company-paid matching 401(k) contributions; and (iv) for Mr. Phelan, $6,562 in company-paid life insurance premiums and $8,746 in company-paid matching 401(k) contributions; and
•
in 2023: (i) for Dr. Diorio, $4,751 in company-paid life insurance premiums and $9,900 in company-paid matching 401(k) contributions; (ii) for Mr. Baker, $3,374 in company-paid life insurance premiums and $9,900 in company-paid matching 401(k) contributions; (iii) for Mr. Mecklai $3,503 in company-paid life insurance premiums]; and (iv) for Mr. Phelan, $5,805 in company-paid life insurance premiums and $9,473 in company-paid matching 401(k) contributions.

(4) The summary compensation table excludes the distribution of amounts invested by Dr. Diorio and Mr. Phelan in our 2016 Employee Stock Purchase Plan (“2016 ESPP”), as our 2016 ESPP does not discriminate in favor of our named executive officers and is generally available to all salaried employees.

Grants of Plan-Based Awards

The following table sets forth each equity- and non-equity plan-based award granted to our named executive officers during the year ended December 31, 2025.

Name	Grant Date	Estimated Future Payout Under Non-Equity Incentive Plan Award(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock Awards(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(4)	Target (#)(4)	Maximum (#)(4)
Chris Diorio,		0	562,500	1,125,000
Ph.D.	8/20/2025				-	15,015	30,030		4,169,365
	8/20/2025							15,015	2,474,172
Cary Baker		0	304,500	609,000
	8/20/2025				-	6,958	13,916		1,932,097
	8/20/2025							6,958	1,146,539
Hussein Mecklai(5)			327,750	655,500
Cathal		0	276,500	553,000
Phelan	8/20/2025				-	5,860	11,720		1,627,205
	8/20/2025							5,860	956,611

(1)
Non-equity incentive plan awards represent the 2025 Bonus Plan opportunity for each named executive officer as discussed above in the “Executive Compensation—Elements of Our Named Executive Officers’ Compensation—2025 Bonus Plan.”
(2)
The amounts in these columns represent service-based RSUs and are described in further detail above in the Compensation Discussion and Analysis and below in the “Outstanding Equity Awards at Fiscal Year End” table.
(3)
The dollar amounts in this column reflect the aggregate grant date fair value of the awards granted in fiscal year 2025. These amounts have been computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assuming the highest level of performance is achieved under the applicable performance, respectively, the maximum possible value of the 2025 PSUs using the grant-date fair value is (i) for Dr. Diorio, $8,338,730, (ii) for Mr. Baker, $3,864,195, and (iii) for Mr. Phelan, $3,254,410. For a discussion of valuation assumptions, see the notes to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2025.
(4)
The amounts in these columns represent the number of PSUs that may vest if performance goals are achieved over the May 20, 2025 through March 20, 2028 performance period at the stated levels. There is no minimum threshold level applicable to these awards. For more information, see the section entitled “Executive Compensation—Elements of Our Named Executive Officers’ Compensation—Equity Compensation.”
(5)
Mr. Mecklai received no plan-based awards during the year ended December 31, 2025.

Option Exercises and Stock Vested

The following table sets forth information concerning exercises of equity awards by our named executive officers for the year ended December 31, 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Chris Diorio, Ph.D.	87,575	13,981,029	54,990	6,360,456
Cary Baker	-	-	17,341	2,016,476
Hussein Mecklai	34,876	5,479,452	28,795	2,980,786
Cathal Phelan	-	-	10,856	1,402,944
(1)
The amounts represent the number of shares acquired at the closing price on the exercise date or lapse date. If the lapse date falls on a non-trading day, the closing price on the prior trading day is used to determine the realized value on vesting.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning equity awards held by our named executive officers as of December 31, 2025.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Chris Diorio, Ph.D.	09/06/2019	62,500	(1)		$35.16	09/06/2029
	06/15/2020	100,000	(2)		$26.84	06/15/2030
	03/23/2022						2,594	(3)	451,382	(4)
	03/23/2023						6,119	(5)	1,064,767	(4)
	03/23/2023										21,734	(6)	3,781,933(7)
	3/23/2024						16,355	(8)	2,845,934	(4)
	3/23/2024										58,150	(9)	10,118,682(7)
	8/20/2025						15,015	(10)	2,612,760	(4)
	8/20/2025										30,030	(11)	5,225,520(7)
Cary Baker	02/24/2020	3,500	(12)		$33.73	02/24/2030
	03/23/2022						782	(3)	136,076	(4)
	03/23/2023						2,396	(5)	416,928	(4)
	03/23/2023										8,508	(6)	1,480,477(7)
	3/23/2024						5,370	(8)	934,434	(4)
	3/23/2024										19,090	(9)	3,321,851(7)
	8/20/2025						6,958	(10)	1,210,762	(4)
	8/20/2025										13,916	(11)	2,421,523(7)
Hussein Mecklai		0					0		0		0		0
Cathal Phelan	02/20/2023						6,875	(13)	1,196,319	(4)

3/23/2023					7,337	(6)	1,276,711(7)
3/23/2023	2,066	(5)	359,505	(4)
3/23/2024					16,932	(9)	2,946,337(7)
03/23/2024	4,763	(8)	828,810	(4)
8/20/2025	5,860	(10)	1,019,699	(4)
8/20/2025					11,720	(11)	2,039,397(7)

(1)	One-fourth of the shares subject to the option vested on July 1, 2020, and 1/48th of the shares subject to the grant shall vest each month thereafter.
(2)	One-fourth of the shares subject to the option vested on June 15, 2021, and 1/48th of the shares subject to the grant shall vest each month thereafter.
(3)	One-fourth of the shares subject to the grant vested on March 23, 2023, and 1/16th of the shares subject to the grant shall vest each quarter thereafter.
(4)

Reflects the market value of the number of RSUs set forth in the previous column as of December 31, 2025, based on a price of $174.01 per share, which was the closing price of our common stock as of that date.

(5)	One-fourth of the shares subject to the grant vested on March 23, 2024, and 1/16th of the shares subject to the grant shall vest each quarter thereafter.
(6)

The amounts shown represents the number of PSUs that vested in 2026 at the 111% target level achieved over the 2023-2025 performance period. For more information, see the section entitled “Executive Compensation—Elements of Our Named Executive Officers’ Compensation—Equity Compensation.”

(7)

Reflects the market value of the number of PSUs set forth in the previous column as of December 31, 2025, based on a price of $174.01 per share, which was the closing price of our common stock as of that date.

(8)	One-fourth of the shares subject to the grant vested on March 23, 2025, and 1/16th of the shares subject to the grant shall vest each quarter thereafter.
(9)

The amounts shown represent the number of PSUs that may vest if performance goals are achieved at the maximum level over the 2024-2026 performance periods. For more information, see the section entitled “Executive Compensation—Elements of Our Named Executive Officers’ Compensation.”

(10)	One-fourth of the shares subject to the grant vest on August 20, 2026, and 1/16th of the shares subject to the grant shall vest each quarter thereafter.
(11)

The amounts shown represent the number of PSUs that may vest if performance goals are achieved at the maximum level over the May 20, 2025 through March 20, 2028 performance periods. For more information, see the section entitled “Executive Compensation—Elements of Our Named Executive Officers’ Compensation—Equity Compensation.”

(12)	One-fourth of the shares subject to the option vested on February 24, 2021, and 1/48th of the shares subject to the grant shall vest each month thereafter.
(13)	One-fourth of the shares subject to the grant vested on February 20, 2024, and 1/16th of the shares subject to the grant shall vest each quarter thereafter.

Potential Payments upon Termination or Change in Control

In the event of a qualified termination of employment, Dr. Diorio is eligible for severance and change in control benefits under the Diorio Agreement and Messrs. Baker and Phelan are eligible for severance and change in control benefits under the Executive Severance Policy. A qualified termination of employment is a termination of employment (i) by us other than for Cause, death or Disability, or (ii) resignation for Good Reason. Each such named executive officer is eligible for enhanced severance and change in control benefits in the event of a qualified termination during the period commencing three months prior to and ending 12 months following a “change in control” (the “Change in Control Period”) For more information on our named executive officers’ severance and change in control provisions, see the section entitled “Executive Compensation—Elements of our Named Executive Officers’ Compensation—Agreements with our Named Executive Officers.” The table below displays severance payments and benefits for which our named executive officers were eligible to receive upon a qualified termination of employment as of December 31, 2025. Mr. Mecklai resigned from the Company in May 2025 and was not eligible to receive severance payments and benefits as of December 31, 2025.

	Qualified Termination outside of Change in Control Period				Qualified Termination during a Change of Control Period
Name	Severance Payments(1)	Prorated Bonus(2)	Equity Acceleration(3)	Health Care Benefits(4)	Severance Payments(5)	Prorated Bonus(6)	Equity Acceleration (7)(8)	Health Care Benefits(9)
Chris Diorio, Ph.D.	450,000	-	3,384,495	24,535	900,000	-	6,974,843	49,070
Cary Baker	203,000	-	674,811	17,222	406,000	-	2,698,199	34,443
Cathal Phelan	197,500	-	851,257	12,267	395,000	-	3,404,332	24,535
Hussein Mecklai	-	-	-	-	-	-	-	-

(1)
The amount shown in this column consists of continuing payments of the named executive officer’s base salary as of December 31, 2025, for a period of 12 months for Dr. Diorio and six months for Mr. Baker and Mr. Phelan.
(2)
The amount shown in this column for Mr. Baker and Mr. Phelan is the value of the 2025 annual bonus earned based on actual achievement. The value of the pro-rated portion of the annual bonus earned at 100% target achievement if the termination event occurred on December 31, 2025 would be $304,500 for Mr. Baker and $276,500 for Mr. Phelan. As described above, actual achievement for 2025 annual bonuses was 0%.
(3)
The amounts shown in this column consist of the value of accelerated vesting of outstanding and unvested time-based awards (12 months for Dr. Diorio, and 25% for Mr. Baker and Mr. Phelan), assuming a qualified termination occurred on December 31, 2025. Such values are calculated by multiplying (x) the number of accelerable shares, by (y) the closing price of our common stock of $174.01 per share on December 31, 2025, as reported on Nasdaq.
(4)
The amount shown in this column for each named executive officer consists of the estimated cost of reimbursement of premiums paid for continuation coverage under COBRA for the named executive officer and his eligible covered dependents for up to 12 months for Dr. Diorio and six months for Mr. Baker and Mr. Phelan.
(5)
The amount shown in this column consists of a lump sum payment of 200% of base salary as of December 31, 2025, for Mr. Diorio and 100% for Mr. Baker and Mr. Phelan.
(6)
The amount shown in this column is the value of the 2025 annual bonus based on the actual achievement. The value of the pro-rated portion of the annual bonus earned at 100% target achievement if the termination event occurred on December 31, 2025 would be $562,000 for Dr. Diorio, $304,500 for Mr. Baker and $276,500 for Mr. Phelan. As described above, actual achievement for 2025 annual bonuses was 0%.
(7)
The amount shown in this column for each named executive officer consists of the value of 100% of accelerated vesting of unvested and outstanding time-based equity awards, assuming a qualified termination occurring during the Change in Control Period. Such values are calculated by multiplying (x) the number of accelerable shares, by (y) the closing price of our common stock of $174.01 per share on December 31, 2025, as reported on Nasdaq.
(8)
We cannot determine at this time the dollar value of any equity acceleration of our PSUs, as the value would vary based on performance achievement prior to the occurrence of a change in control. Performance would otherwise be measured at the end of the applicable performance period. However, the value of such awards, based on target performance and at the closing price of our common stock of $174.01 per share on December 31, 2025 (as reported on Nasdaq), if the termination event occurred on December 31, 2025 would be: $11,454,034, for Dr. Diorio; $4,352,164, for Mr. Baker; and $3,769,579 for Mr. Phelan.
(9)
The amount shown in this column for each of the named executive officers consist of the estimate cost of the reimbursement of premiums paid for continuation coverage under COBRA for the named executive officer and his eligible covered dependents for up to 24 months for Dr. Diorio and 12 months for Mr. Baker and Mr. Phelan.

Insider Trading Policy; Anti-Hedging and Anti-Pledging Policies

We have adopted an insider trading policy governing, among other things, the purchase, sale and/or other dispositions of our common stock by our directors, officers, employees, consultants, contractors and agents. Our insider trading policy prohibits, among other things, short selling or hedging our stock, and transactions involving derivative securities based on our common stock. Our insider trading policy further prohibits our directors and executive officers from pledging our securities as collateral for loans or holding our securities in margin accounts.

Our amended insider trading policy permits our directors and certain employees, including our named executive officers, to adopt Rule 10b5-1 trading plans. Under our insider trading policy, Rule 10b5-1 trading plans may only be adopted during an open trading window and only when such individual does not otherwise possess material nonpublic information about our company. The first trade under the trading plan for directors and officers may not occur until a cooling-off period expires, such period ending the later of (a) 90 calendar days after the trading plan is adopted and (b) two business days after we file our financial results in a Form 10-Q or Form 10-K for the completed fiscal quarter in which the trading plan is adopted (both (a) and (b) subject to a maximum 120 days after the trading plan is adopted). The first trade under the trading plan for all other persons (other than the company) may not occur until a 30-calendar-day cooling-off period expires.

A copy of our insider trading policy is filed as Exhibit 19.1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Clawback Policy

In 2022, our board of directors adopted an incentive compensation recovery policy—or a clawback policy—that covers incentive compensation paid to current and former executive officers, which policy we amended in 2023 to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable Nasdaq listing standards.

This policy provides for the non-discretionary recovery of excess incentive-based compensation from current and former executive officers in the event of an accounting restatement, as further described in the policy, whether or not the executive officer was at fault for the restatement, in accordance with SEC and Nasdaq requirements.

Equity Granting Practices

We do not grant equity awards on a predetermined schedule, but the Compensation Committee (or the Board for our CEO or CIO for the time he served on the Board of Directors) has historically made equity grants to our named executive officers when equity awards are granted to other eligible employees. Annual grants are typically made in the first quarter of the fiscal year. The Compensation Committee (or the Board when appropriate) typically grant equity awards during an open trading window. We do not make equity grants in anticipation of the release of material, nonpublic information, and, we have not taken, nor do we intend to take, material nonpublic information into account when determining the terms of equity grants. Similarly, we have not timed, nor do we intend to time, the release of material, nonpublic information for the purpose of affecting the value of executive compensation or for any other purpose.

Executive Officer Stock Ownership Guidelines

Our executive officers are subject to our stock ownership guidelines, which are intended to align their interests with those of our stockholders.

Under the guidelines, our chief executive officer must maintain ownership of our common stock expressed as a lesser of (i) a multiple of five times annual base salary or (ii) 16,000 shares of our common stock. All of our other executive officers must maintain ownership of our common stock expressed as a lesser of (i) a multiple of two times annual base salary or (ii) 6,000 shares of our common stock.

There is no required time period within which an executive officer must attain the applicable stock ownership level. However, until the stock ownership level is achieved, our executive officers must retain 100% of the shares (net of taxes) by the later of February 16, 2028 and the fifth anniversary of the date the executive officer first became an executive officer.

Shares owned directly or jointly with a spouse, shares equal to the number of vested deferred stock units, shares credited to a 401(k) plan account, and shares held in trust are counted toward the guidelines. Pledged shares and unvested and unearned shares of restricted stock, RSUs, performance shares and shares subject to stock options (whether or not vested) do not count towards the stock ownership level.

CEO Pay Ratio

Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee bears to the total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.

Measurement Date

We identified the median employee using our employee population on December 31, 2025 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis).

Consistently Applied Compensation Measure (CACM)

Under the relevant rules, we are required to identify the median employee by using a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates our employees’ annual target total direct compensation. Specifically, we identified the median employee by aggregating, for each employee: (a) annual base pay, (b) annual cash incentive, and (c) the grant date fair value of any equity awards granted during 2025, calculated in accordance with the methodologies and assumptions described in the notes to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2025. In identifying the median employee, we converted compensation amounts paid in foreign currencies based on the applicable annual average exchange rate.

Methodology and Pay Ratio

After applying our CACM method, we identified the median employee. Once the median employee was identified, we calculated the median employee’s annual total direct compensation in accordance with the Summary Compensation Table requirements. Our Chief Executive Officer’s total annual compensation, as reported in the Summary Compensation Table, was $7,108,558. Our median employee compensation, as calculated using Summary Compensation Table requirements, was $203,359. Therefore, our CEO Pay Ratio for 2025 is approximately 35.0:1.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt various methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the compensation committee nor company management used the CEO Pay Ratio measure in making compensation decisions.

Pay versus Performance

In accordance with the SEC’s disclosure requirements set forth in Item 402(v) of Regulation S-K regarding pay versus performance (“PVP”), this section presents the SEC-defined “Compensation Actually Paid” (“CAP”) along with comparisons to various measures used to gauge performance at Impinj.

CAP is a supplemental measure that is meant to be viewed alongside performance measures, our compensation philosophy and other compensation disclosures made in this proxy statement.

The primary differences between CAP and the compensation paid to our named executive officers as reported in the Summary Compensation Table (“SCT”) of our proxy statements are the adjustments made to the values reported in the “Stock Awards” and “Option Awards” columns included in the SCT.

In the SCT for a reportable year, equity awards are measured at the grant date fair value of the equity awards granted during the year. In contrast, in determining CAP, equity awards are measured as the fair value of equity awards that are unvested at year end, irrespective of fair market value at the time of grant.

Pay Versus Performance Table

In accordance with the requirements of Item 402(v) of Regulation S-K, the following table sets forth required information concerning the compensation of our named executive officers for each of the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025, and our financial performance for each such fiscal year:

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(3)(4)	Total Shareholder Return ($) (5)	Peer Group Total Shareholder Return ($) (5)	Net Income (Loss) ($M)(6)	Company Selected Measure: Revenue ($M)(7)	Supplemental Measure: Adjusted EBITDA ($M)(8)
2025	7,108,558	8,191,019	2,268,379	331,848	415.6	268.23	(10.8)	361.1	69.6
2024	11,189,636	21,772,553	4,063,575	7,854,766	561.72	287.31	40.8	366.1	65.9
2023	6,796,272	1,255,074	3,624,547	1,282,427	348.14	238.72	(43.4)	307.5	21.8
2022	5,461,705	11,246,769	2,494,059	4,810,568	422.20	142.94	(24.3)	257.8	28.9
2021	5,909,698	19,315,371	2,622,014	9,474,437	343.00	219.51	(51.3)	190.3	9.1

(1)
Our principal executive officer (“PEO”) in all reporting years is Chris Diorio, Ph.D. Our non-PEO named executive officers (“Non-PEO NEOs”) for the 2025 reporting year are Cary Baker, Hussein Mecklai and Cathal Phelan. Our Non-PEO NEOs for the 2024 and 2023 reporting years are Cary Baker, Jeffrey Dossett, Hussein Mecklai and Cathal Phelan. Our Non-PEO NEOs for the 2022 reporting year are Cary Baker, Jeffrey Dossett and Hussein Mecklai. Our Non-PEO NEOs for the 2021 reporting year are Cary Baker and Jeffrey Dossett.
(2)
CAP does not mean that our PEO was actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of SCT total compensation under the methodology prescribed under the SEC’s rules, as shown in the adjustment table below:

Adjustments to Determine PEO Compensation Actually Paid	2025	2024	2023	2022	2021
Summary Compensation Table Total for PEO ($)	7,108,558	11,189,636	6,796,272	5,461,705	5,909,698
Minus Grant Date Fair Value of Equity Awards in Summary Compensation Table ($)	6,643,537	9,785,191	6,364,870	4,617,789	5,460,661
Plus Year-End Fair Value of Equity Awards Granted During	6,950,744	11,502,652	3,568,455	9,045,148	10,187,649

Adjustments to Determine PEO Compensation Actually Paid	2025	2024	2023	2022	2021
Year That Remained Unvested as of Last Day of Year
Plus Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards	2,402,646	5,424,739	(2,682,482)	3,847,161	6,657,732
Plus Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year	(1,627,392)	3,440,717	(62,301)	2,489,456)	2,020,953
Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	-	-	-	-	-
Plus Value of Dividends or Other Earnings Paid on Equity Awards Prior to the Vesting Date That Are Not Otherwise Reflected in Total Compensation	-	-	-	-	-
Compensation Actually Paid to PEO ($)	8,191,019	21,772,553	1,255,074	11,246,769	19,315,371

(3) The fair value of stock options reported for CAP purposes is estimated using a Black-Scholes option pricing model for the purposes of this PVP calculation in accordance with the SEC rules. Stock options were a component of CAP in 2024, 2023, 2022 and 2021. We estimate the fair value of options using the Black-Scholes option-pricing model with the following assumptions for the periods presented:

Grant Year	2025	2024	2023	2022	2021
Volatility		69.19-71.94%	68.3 - 78.41%	66.64 - 77.33%	67.05 - 80.73%
Expected life in years		3.04-3.27 years	3.04 - 3.78 years	2.98 - 4.29 years	3.10 - 4.94 years
Expected dividend yield		0.00%	0.00%	0.00%	0.00%
Risk-free rate		4.01-4.77%	3.54 - 5.44%	1.00 - 4.57%	0.06 - 1.44%

(4) This figure is the average of compensation actually paid for the Non-PEO NEOs in each covered year. CAP does not mean that these Non-PEO NEOs were actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of SCT total compensation under the methodology prescribed under the SEC’s rules, as shown in the adjustment table below:

Adjustments to Determine Average Non-PEO NEO Compensation Actually Paid	2025	2024	2023	2022	2021
Average Summary Compensation Table Total for Non-PEO NEOs ($)	2,268,379	4,063,575	3,624,547	2,494,059	2,622,014
Minus Non-PEO NEO Average Grant Date Fair Value of Equity Awards in Summary Compensation Table ($)	1,890,484	3,134,122	3,250,029	1,977,919	2,260,819
Plus Non-PEO NEO Average Year-End Fair Value of Equity Awards Granted During Year	2,026,013	3,684,211	1,916,487	3,605,709	4,384,115

Adjustments to Determine Average Non-PEO NEO Compensation Actually Paid	2025	2024	2023	2022	2021
That Remained Unvested as of Last Day of Year
Plus Non-PEO NEO Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards	443,190	2,092,757	(809,715)	1,795,035	3,474,821
Plus Non-PEO NEO Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year	(758,230)	1,148,345	(198,863)	(1,106,316)	1,254,306
Minus Non-PEO NEO Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	1,757,020	-	-	-	-
Plus Non-PEO NEO Average Value of Dividends or Other Earnings Paid on Equity Awards Prior to the Vesting Date That Are Not Otherwise Reflected in Total Compensation	-	-	-	-	-
Average Compensation Actually Paid to Non-PEO NEOs ($)	331,848	7,854,766	1,282,427	4,810,568	9,474,437

(5) TSR is determined based on the value of an initial fixed investment of $100 in our common stock on December 31 of the year prior to the earliest year for which disclosure is required, assuming the reinvestment of any dividends. The peer group is made up of the PHLX Semiconductor Sector Index, which is the peer group we used for the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2025.

(6) The dollar amounts reported represent our net loss as reflected in our audited financial statements.

(7) The dollar amounts reported represent our revenue as reflected in our audited financial statements.

(8) Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of non-GAAP financial measures, see Appendix A.

Relationship between Pay and Total Shareholder Return

The graph below reflects the relationship between (i) the PEO CAP and Average Non-PEO NEO CAP and (ii) our cumulated indexed TSR, assuming an initial $100 fixed investment on December 31 of the year prior to the earliest year for which disclosure is required and (iii) our Company Selected Measures for the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025:

Compensation Actually Paid vs Cumulative TSR
Compensation Actually Paid
$25,000
$20,000
$15,000
$10,000
$5,000
$-
Cumulative TSR
600
500
400
300
200
100
0
2021
2022
2023
2024
2025
CEO CAP
Avg Other NEO CAP
Company TSR
Peer Group TSR

The graph below reflects the relationship between (i) the PEO CAP and the Average Non-PEO NEO CAP and (ii) our net income (loss) for the applicable reporting year:

Compensation Actually Paid vs Net Income (Loss)
Compensation Actually Paid
$25,000
$20,000
$15,000
$10,000
$5,000
$-
Net Income (Loss)
60.0
40.0
20.0
-
(20.0)
(40.0)
(60.0)
2021
2022
2023
2024
2025
CEO CAP
Avg Other NEO CAP
Net Income (Loss)

The graph below reflects the relationship between (i) the PEO CAP and the Average Non-PEO NEO CAP and (ii) our revenue for the applicable reporting year:

The graph below reflects the relationship between (i) the PEO and the Average Non-PEO NEO CAP and (ii) our adjusted EBITDA for the applicable reporting year:

Compensation Actually Paid vs Adjusted EBITDA
Comensation Actually Paid
$25,000
$20,000
$15,000
$10,000
$5,000
$-
80.0
70.0
60.0
50.0
40.0
30.0
20.0
10.0
-
EBITDA
2021
2022
2023
2024
2025
CEO CAP
Avg Other NEO CAP
Adjusted EBITDA

List of Most Important Company Performance Measures for Determining NEO Compensation

The following is a list of performance measures (including the company-selected measure identified above), which in our assessment represent the most important financial performance measures used by us to link compensation actually paid to our named executive officers for 2025:

Most Important Company Performance Measures for Determining NEO Compensation

TSR
Revenue
Adjusted EBITDA*

* Non-GAAP financial measure. For a reconciliation of non-GAAP financial measures, see Appendix A.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2025 with respect to the shares of our common stock that may be issued under our existing equity compensation plans. All of our equity plans have been approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(1)
Equity compensation plans approved by stockholders(2)	1,428,535	$9.5613	6,290,152

(1) Includes 4,689,057 shares available for issuance under our 2016 Plan and 1,601,095 shares available for issuance under our 2016 ESPP.

(2) Includes the following plans: the 2016 Plan, 2010 Equity Incentive Plan, 2000 Stock Plan and 2016 ESPP. Our 2016 Plan provides that on January 1 of each fiscal year commencing in 2017, the number of shares authorized for issuance under the 2016 Plan is automatically increased by a number equal to the least of (subject to adjustment upon changes in our capitalization as provided in the 2016 Plan) (a) 5% of the outstanding shares of common stock as of the last day of the immediately preceding fiscal year, (b) 1,825,000 shares and (c) such number of shares determined by the board of directors. Our 2016 ESPP provides that on January 1 of each fiscal year commencing in 2017, the number of shares authorized for issuance under the 2016 ESPP is automatically increased by a number equal to the least of (a) 1% of the outstanding shares of common stock on the first day of each year, (b) 365,411 shares of common stock and (c) an amount determined by the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock at April 8, 2026 for:

•
each person who we know beneficially owns more than 5% of our common stock;
•
each of our directors and director nominees;
•
each of our named executive officers; and
•
all of our directors and executive officers as a group.

The percentage of beneficial ownership shown in the table is based upon 30,459,059 shares outstanding as of April 8, 2026.

Each director, executive officer or beneficial owner of more than 5% of our common stock furnished their own beneficial ownership. We determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power. In addition, the rules include shares of common stock issuable pursuant to stock options or warrants that are either immediately exercisable or exercisable on or before the 60th day after April 8, 2026. Our named executive officers can exercise certain of the options granted to them prior to the vesting of the underlying shares. We refer to such options as being “early exercisable.” Common stock issued upon early exercise are subject to our right to repurchase until such shares have vested. These shares are deemed to be outstanding and beneficially owned by the person holding the options or warrant for computing the holder’s percentage ownership, but they are not treated as outstanding for computing any other person’s percentage ownership. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares they beneficially own, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Impinj, Inc., 400 Fairview Avenue North, Suite 1200, Seattle, Washington 98109.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
5% Stockholders:
FMR LLC(1)	4,058,341	13.3%
BlackRock, Inc.(2)	3,788,069	12.4%
Capital International Investors(3)	1,527,587	5.0%

Directors and Named Executive Officers:
Chris Diorio, Ph.D.(4)	752,164	2.5%
Cary Baker(5)	92,503	*
Hussein Mecklai(6)	54,400	*
Daniel Gibson(7)	1,155,162	3.8%
Umesh Padval(8)	6,654	*
Cathal Phelan(9)	16,530	*
Steve Sanghi(10)	53,474	*
Meera Rao(11)	11,322	*
Arthur Valdez, Jr.(12)	1,220	*
Miron Washington(13)	5,154	*
All directors and current executive officers as a group (8 persons)	2,077,653	6.8%

(*) Less than 1%.

(1)
Based solely on a Schedule 13G/A filed on February 9, 2024 by FMR LLC, which reports sole voting power of 4,057,773 shares and sole dispositive power of 4,058,341 shares. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(2)
Based solely on a Schedule 13G/A filed on October 7, 2024 by BlackRock, Inc. and certain of its affiliates, which reports sole voting power of 3,759,832 shares and sole dispositive power of 3,788,069 shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(3)
Based solely on a Schedule 13G filed on February 14, 2025 by Capital International Investors, which reports sole voting power and sole dispositive power of 1,527,587 shares. The address for Capital International Investors is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.
(4)
Consists of 199,362 shares held of record by DFT L.L.C., 390,302 shares held of record by Dr. Diorio and options to purchase 162,500 shares that are exercisable within 60 days of April 8, 2026, all of which are vested as of April 8, 2026.
(5)
Consists of 89,003 shares held and options to purchase 3,500 shares that are exercisable within 60 days of April 8, 2026, all of which are vested as of April 8, 2026.
(6)
Consists of 54,400 shares held.
(7)
Consists of 1,132,152 shares held of record by Sylebra Capital Ltd, 19,896 shares held of record by Mr. Gibson and 3,114 restricted stock units scheduled to vest within 60 days of April 8, 2026.
(8)
Consists of 3,540 shares held and 3,114 restricted stock units scheduled to vest within 60 days of April 8, 2026.
(9)
Consists of 15,155 shares held and 1,375 restricted stock units scheduled to vest within 60 days of April 8, 2026.
(10)
Consists of 40,200 shares held of record by Sanghi Family Limited Partnership, 9,849 shares held directly and 3,425 restricted stock units scheduled to vest within 60 days of April 8, 2026.
(11)
Consists of 8,208 shares held and 3,114 restricted stock units scheduled to vest within 60 days of April 8, 2026.
(12)
Consists of 1,220 shares held.
(13)
Consists of 2,040 shares held and 3,114 restricted stock units scheduled to vest within 60 days of April 8, 2026.

RELATED PERSON TRANSACTIONS

The following is a summary of transactions since January 1, 2025 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this proxy statement entitled “Executive Compensation.”

Related Party Transaction Policy

We have adopted a formal, written policy that our executive officers, directors (including director nominees), holders of more than 5% of any class of our voting securities and any member of the immediate family of or any entities affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior approval or, in the case of pending or ongoing related party transactions, ratification of our audit and risk committee. For purposes of our policy, a related party transaction is a transaction, arrangement or relationship where we were, are or will be involved and in which a related party had, has or will have a direct or indirect material interest.

Certain transactions with related parties, however, are excluded from the definition of a related party transaction including, but not limited to:

•
transactions involving the purchase or sale of products or services in the ordinary course of business, not exceeding $20,000;
•
transactions where a related party’s interest derives solely from his or her service as a director of another entity that is a party to the transaction;
•
transactions where a related party’s interest derives solely from his or her ownership of less than 10% of the equity interest in another entity that is a party to the transaction; and
•
transactions where a related party’s interest derives solely from his or her ownership of a class of our equity securities and all holders of that class received the same benefit on a pro rata basis.

No member of the audit and risk committee may participate in any review, consideration or approval of any related party transaction where such member or any of his or her immediate family members is the related party. In approving or rejecting the proposed agreement, our audit and risk committee shall consider the relevant facts and circumstances available and deemed relevant to the audit and risk committee, including, but not limited to:

•
the benefits and perceived benefits to us;
•
the materiality and character of the related party’s direct and indirect interest;
•
the availability of other sources for comparable products or services;
•
the terms of the transaction; and
•
the terms available to unrelated third parties under the same or similar circumstances.

In reviewing proposed related party transactions, the audit and risk committee will only approve or ratify related party transactions that are in, or not inconsistent with, the best interests of us and our stockholders.

Certain of the transactions described below were consummated prior to our adoption of the formal, written policy described above, and therefore the foregoing policies and procedures were not followed with respect to the transactions. For more information, see the section entitled “Other Transactions” below. However, we believe that the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Consulting Agreement

In May 2020, we entered into a consulting agreement with a limited liability company owned by Cathal Phelan, a member of our board of directors, pursuant to which Mr. Phelan provided advisory and consulting services. The original term of the consulting agreement lasted from May 2020 through December 2020, and we and Mr. Phelan mutually agreed to extend the term of the consulting agreement to December 2022. The consulting agreement expired when Mr. Phelan joined our company as a full-time employee effective January 1, 2023.

In connection with these consulting services, we granted (i) 60,000 shares of stock options to Mr. Phelan in September 2020 with an aggregate grant date fair value of approximately $951,066, of which 60,000 shares were vested as of October 2022 and (ii) 8,000 RSUs to Mr. Phelan in October 2022 with a grant date fair value of approximately $640,240, of which 8,000 shares were vested as of October 2023.

For more information, see the director compensation tables in our definitive proxy statements filed with the SEC on April 26, 2023.

Other Transactions

On June 23, 2023, we acquired a patent from a related party in which Steve Sanghi, a member of our board of directors, holds an executive leadership position. The patent pertains to our endpoint IC products and the acquisition price was $250,000. The patent expires on July 17, 2026, and does not have renewal rights. This patent is included in our intangible assets on our condensed consolidated balance sheet as of December 31, 2025.

On December 22, 2025, we entered into an agreement with the same related party pursuant to which they will manufacture semiconductor products for the Company.

We have entered into employment agreements with our executive officers that, among other things, provide for certain severance and change-of-control benefits. For a description of these agreements, see the section entitled “Executive Compensation—Executive Employment Arrangements.”

We have granted stock options to our executive officers. Pursuant, to our outside director compensation policy, as amended from time to time, we have paid cash compensation and granted RSUs to our non-employee directors. For a description of these options, see the sections entitled “Board of Directors and Corporate Governance—Director Compensation” and “Executive Compensation.”

We have entered into indemnification agreements with our directors and executive officers.

Limitations on Director and Officer Liability and Indemnification

Our amended and restated certificate of incorporation and Bylaws provide the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law. In addition, our amended and restated certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director and that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

As permitted by the Delaware General Corporation Law, we have entered into separate indemnification agreements with each director and certain officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status as a director, officer or employee. We maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been our director or officer. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

We believe that these provisions and agreements are necessary to attract and retain qualified persons to serve as our officers and directors. At present, there is no pending litigation or proceeding involving our directors or officers for whom indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Corporate Citizenship

People and Culture

We firmly believe our success stems, first and foremost, from our corporate culture. Our principles underpin that culture and guide everything we do, from hiring to business relationships to our work ethic. They embody our core objective of making the world a better place. More information on our principles is available at www.impinj.com/about-us/our-principles.

Compensation

Our people are the foundation of our success. We provide competitive compensation and benefits, as well as equity awards to all eligible employees because we believe all contribute to, and should share in, our long-term success. Additionally, eligible employees participate in our annual variable-performance-based cash bonus plan.

We also offer broad benefits packages that we believe provide the time, resources and flexibility to support the well-being of our employees and their families. Benefits vary by country and meet or exceed all applicable laws and regulations.

Commitment to Diversity, Equity and Inclusion (DEI)

Our employees from around the globe, each of whom bring varied backgrounds, viewpoints and experiences, form the heart of everything we do. We strengthen who we are and what we can achieve by fostering a diverse and inclusive culture built on respect, equity and collaboration.

Our DEI program focuses on making DEI part of our DNA. We build and empower underrepresented populations across our workforce and cultivate an environment where everyone can belong, contribute and be their authentic selves. All employees complete training on the importance of diversity, equity, inclusion and avoiding bias, and on recognizing and preventing harassment and discrimination. We continually work to educate ourselves, learn from others, identify issues, improve our recruiting practices, engage in respectful and constructive dialogue and advance community initiatives.

We do not tolerate discrimination, harassment or impropriety of any kind. We are an equal-opportunity employer and do not discriminate based on race, religion, color, national origin, sex, gender, gender expression, sexual orientation, age, marital status, veteran status, disability status or any other classification.

Training and Development

Our employees are our company. We focus on nurturing each employee individually, rewarding their unique contributions and providing a runway for their career growth. Our leaders strive to provide what each employee needs to thrive.

Employees and managers meet frequently to set and evaluate personal goals as part of a larger program to empower teams to deliver and succeed.

To help our employees excel, we put significant effort into employee training and learning. We facilitate personal and professional development by offering a variety of tools and opportunities to support employee growth, ranging from training programs for new leaders, advanced skills programs for more experienced leaders, technical training and tuition reimbursement. We strive to create a work environment where information sharing is valued, encouraged and recognized because we believe the best learning experiences come from working alongside others.

Environment

We believe protecting the environment requires a collective effort. We are inventing products that help customers implement sustainable practices, protect resources, operate efficiently and recycle responsibly.

Together with our partners, Impinj helps retailers track inventory, eliminate overstocks and minimize unsold items; healthcare organizations ensure medications get used before they expire; and logistics companies optimize delivery routes to eliminate excess driving, fuel usage and emissions. With the Impinj platform, enterprises, governments and scientists across the globe can study and protect natural resources, manage natural events and deliver fresh, safe food to communities. In addition, enterprises can build circular systems to receive, reuse and recycle items.

We also strive to minimize the impact of our internal business through efforts such as selecting a LEED Gold certified building for our headquarters that includes a rainwater harvesting system, solar arrays on the rooftop to offset energy consumption, car charging stations and bike storage and providing green transportation incentives.

Governance

Our board of directors, leadership team and employees commit to the highest standards of integrity, ethics and governance.

Our nominating and corporate governance committee is responsible for reviewing environmental, social, and governance (ESG) matters that may significantly impact the company’s business operations, performance, reputation or relations with employees, customers, vendors, stockholders and other stakeholders.

Cybersecurity

We have established policies and processes for assessing, identifying and managing material cybersecurity risks, and have integrated these processes into our overall risk-management processes. We have also established policies and processes for managing and responding to material cybersecurity incidents.

We routinely assess material cybersecurity risks, including potential unauthorized occurrences on, or conducted through, our information systems that may compromise the confidentiality, integrity or availability of those systems or information maintained in them. We conduct periodic risk assessments to identify cybersecurity threats, as well as assessments when there is a material change in our business practices that we believe could affect information systems that are vulnerable to cybersecurity threats. These risk assessments include identifying reasonably foreseeable internal and external risks and the potential harm if the risks were to materialize. We conduct these risk assessments directly and also engage third parties to support these processes.

Following these risk assessments, we evaluate how to appropriately implement and maintain reasonable safeguards to mitigate identified risks; reasonably address any identified gaps in existing safeguards; and regularly monitor the effectiveness of our safeguards. We devote significant resources and designate members of our management, including our VP, IT and Facilities, or VP IT, who reports to our Chief Financial Officer, and our Senior Information Security Manager, or Senior ISM, to manage the risk assessment and mitigation process. We also engage third parties to help us design and implement our cybersecurity systems, as well as monitor and test our safeguards. As part of our overall risk management, we collaborate cross-functionally to monitor and test our safeguards and to train our employees on cybersecurity risks and safeguards. We include employees at all levels and departments, and all contractors, in our cybersecurity training programs.

We require appropriate third-party service providers to certify that they can implement and maintain appropriate security measures, consistent with all applicable laws, in connection with their work for us, and to promptly report any suspected breach of their security measures that may affect our company. We oversee and identify risks from cybersecurity threats associated with our use of service providers through an onboarding vendor risk management program, including an inherent risk assessment.

We have not, to date, experienced a cybersecurity incident which was determined to be material, although, like any technology provider, we have experienced incidents in the past.

Cybersecurity Governance

One of the key functions of our board of directors is informed oversight of our risk management process, including risks from cybersecurity threats. Our board of directors is responsible for overseeing our management of cybersecurity risks, and our executive officers are responsible for day-to-day management of the material risks we face. Our board of directors performs its risk-oversight function directly, as well as through the audit committee.

Our Vice President Information Technology, or VP IT, and Senior Information Security Manager, or Senior ISM, are responsible for assessing and managing material risks from cybersecurity threats, as well as managing and responding to material cyber incidents if any occur. Our VP IT has a bachelor’s degree in management information systems and more than 25 years' experience managing enterprise information-technology systems and resources. Our Senior ISM has an undergraduate degree in management information systems, an MBA and multiple professional cybersecurity certifications, has specialized in cybersecurity for more than a decade and is focused primarily on cybersecurity.

Our VP IT and Senior ISM provide periodic briefings to the audit committee and to the board of directors about our cybersecurity risks and activities, including cybersecurity incidents and responses, cybersecurity systems testing, third-party activities and related topics. In addition, our policies for managing and responding to cybersecurity incidents include procedures for appropriate escalations to our Chief Compliance Officer and to our audit committee chair.

OTHER MATTERS

Third Party Compensation of Directors

None of our directors are a party to any agreement or arrangement that would require disclosure pursuant to Nasdaq Listing Rule 5250(b)(3).

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the SEC and Nasdaq. Such directors, executive officers, and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent stockholders were met during our fiscal year ended December 31, 2025.

2025 Annual Report and SEC Filings

Our financial statements for the year ended December 31, 2025 are included in our annual report on Form 10-K. Our annual report to stockholders and this proxy statement are posted on our website at investor.impinj.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report to stockholders without charge by sending a written request to Investor Relations, Impinj, Inc., 400 Fairview Avenue North, Suite 1200, Seattle, WA 98109.

Information contained on, or that can be accessed through, our website or any portion thereof is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Seattle, Washington

April 16, 2026

APPENDIX A

IMPINJ, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in thousands, except per share data, unaudited)

	Year Ended December 31,
	2023	2024	2025
Adjusted EBITDA:
GAAP net income (loss)	$ (43,366)	$ 40,838	$ (10,847)
Adjustments:
Depreciation and amortization	13,623	13,588	15,040
Stock-based compensation	47,986	56,546	55,263
Restructuring costs	—	1,812	—
Acquisition related expenses	3,272	986	—
Purchase accounting adjustments	388	—	—
Other income, net	(4,644)	(7,937)	(9,214)
Income from settlement of litigation	—	(45,000)	—
Induced conversion expense	—	—	15,026
Interest expense	4,848	4,873	4,367
Income tax expense (benefit)	(322)	157	(69)
Adjusted EBITDA	$ 21,785	$ 65,863	69,566

Non-GAAP Net Income:
GAAP net income (loss)	$ (43,366)	$ 40,838	(10,847)
Adjustments:
Depreciation and amortization	13,623	13,588	15,040
Stock-based compensation	47,986	56,546	55,263
Restructuring costs	—	1,812	—
Acquisition transaction expenses	3,272	986	—
Purchase accounting adjustments	388	—	—
Income from settlement of litigation	—	(45,000)
Induced conversion expense	—	—	15,026
Income tax effects of adjustments	(2,100)	(5,860)	(10,322)
Non-GAAP Net Income	$ 19,803	$ 62,910	64,160

Adjusted Free Cash Flow:
GAAP net cash provided by (used in) operating activities	(49,382)	128,310	58,746
Adjustments:
Purchases of property and equipment	(18,592)	(17,112)	(12,861)
Free cash flow	$ (67,974)	$ 111,198	45,885
Adjustments:
Income from settlement of litigation	—	(45,000)	—
Adjusted Free Cash Flow	$ (67,974)	$ 66,198	45,885

APPENDIX B

IMPINJ, INC.

2026 EQUITY INCENTIVE PLAN

1.
Purposes of the Plan. The purposes of this Plan are:
•
to attract and retain the best available personnel for positions of substantial responsibility,
•
to provide additional incentive to Employees, Directors and Consultants, and
•
to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, and Performance Shares.

2.
Definitions. As used herein, the following definitions will apply:
2.1.
“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4.
2.2.
“Affiliate” means any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.
2.3.
“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
2.4.
“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, and Performance Shares.
2.5.
“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
2.6.
“Board” means the Board of Directors of the Company.
2.7.
“Change in Control” means the occurrence of any of the following events:
(a)
A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company, will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(b)
A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(c)
A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(ii)(C). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for purposes of clarity, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.8.
“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.9.
“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4.
2.10.
“Common Stock” means the common stock of the Company.
2.11.
“Company” means Impinj, Inc., a Delaware corporation, or any successor thereto.
2.12.
“Consultant” means any natural person, including an advisor, engaged by the Company or any Parent, Subsidiary or Affiliate of the Company to render bona fide services to such entity, provided the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.
2.13.
“Director” means a member of the Board.
2.14.
“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
2.15.
“Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
2.16.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
2.17.
“Exchange Program” means a program under which (a) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (b) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (c) the exercise price of an outstanding Award is reduced. The Administrator will not implement any Exchange Program under the Plan.
2.18.
“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of a Share determined as follows:
2.18.1.a.
If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
2.18.1.b.
If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
2.18.1.c.
In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

Notwithstanding the foregoing, for purposes of determining the fair market value of any Shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of fair market value for other purposes.

2.19.
“Fiscal Year” means the fiscal year of the Company.
2.20.
“GAAP” means U.S. generally accepted accounting principles.
2.21.
“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
2.22.
“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
2.23.
“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
2.24.
“Option” means a stock option granted pursuant to the Plan.
2.25.
“Outside Director” means a Director who is not an Employee.

2.26.
“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
2.27.
“Participant” means the holder of an outstanding Award.
2.28.
“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 11. Unless determined otherwise by the Administrator, each Performance Share will have an initial value equal to the Fair Market Value of a Share.
2.29.
“Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine (which for clarity may be cash- or stock-denominated) and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 11.
2.30.
“Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
2.31.
“Plan” means this Impinj, Inc. 2026 Equity Incentive Plan, as may be amended from time to time.
2.32.
“Prior Plan” means the Company’s 2016 Equity Incentive Plan, as amended from time to time.
2.33.
“Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 or issued pursuant to the early exercise of an Option.
2.34.
“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the fair market value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
2.35.
“Rule 16b‑3” means Rule 16b‑3 of the Exchange Act or any successor to Rule 16b‑3, as in effect when discretion is being exercised with respect to the Plan.
2.36.
“Section 16b” means Section 16(b) of the Exchange Act.
2.37.
“Section 409A” means Section 409A of the Code and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.
2.38.
“Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.
2.39.
“Service Provider” means an Employee, Director or Consultant.

2.40.
“Share” means a share of the Common Stock, as adjusted in accordance with Section 15.
2.41.
“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.
2.42.
“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
2.43.
“Trading Day” means a day that the primary stock exchange, national market system or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.
2.44.
“U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
3.
Stock Subject to the Plan.
3.1.
Stock Subject to the Plan. Subject to adjustment upon changes in capitalization of the Company as provided in Section 15 and adjustment as any Shares return to the Plan under Section 3.2 below, the maximum aggregate number of Shares that may be subject to Awards and issued under the Plan will be (a) 2,000,000 Shares, plus (b) any Shares subject to awards granted under the Prior Plan that, on or after the Effective Date, with respect to any options and stock appreciation rights, expire or become unexercisable without having been exercised in full, or with respect to any other types of awards under the Prior Plan, are forfeited to or repurchased by the Company due to failure to vest, or are not issued under an award due to the award being paid out in cash rather than Shares; provided, however, that (i) Shares used to pay for any tax withholdings related to the award or exercise price of the award under the Prior Plan will not become available pursuant to this clause (b), (ii) the maximum number of Shares to be added to the Plan pursuant to this clause (b) shall not in the aggregate exceed 1,926,082 Shares, and (iii) the number of shares reserved for issuance under the Plan will be reduced by the number of Shares subject to awards granted under the Prior Plan after April 8, 2026 and before the Effective Date. In addition, Shares may become available for issuance under Section 3.2. The Shares may be authorized, but unissued, or reacquired Common Stock.
3.2.
Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) that were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, the gross number of Shares exercised (i.e., Shares actually issued pursuant to the Stock Appreciation Right, as well as the Shares that represent payment of the exercise price and any applicable tax withholdings) pursuant to a Stock Appreciation Right will cease to be available under the Plan. Shares that actually have been issued under the Plan pursuant to any Award will not be returned to the Plan and will not become available for future distribution under the Plan, other than if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares are repurchased by the Company or are forfeited to the Company due to the failure to vest (which Shares will become available for future grant under the Plan). Shares otherwise issuable under an Award that are used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. For purposes of clarification, no Shares purchased by the Company with proceeds received from the exercise of an Option or Stock Appreciation Right will become available for issuance under this Plan.
3.3.
Incentive Stock Options. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3.1 plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 3.2.
3.4.
Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.
Administration of the Plan.
4.1.
Procedure.
4.1.1.
Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
4.1.2.
Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
4.1.3.
Other Administration. Other than as provided above, the Plan will be administered by (a) the Board or (b) a Committee, which Committee will be constituted to comply with Applicable Laws.
4.1.4.
Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Laws, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in the Plan. Such delegation may be revoked at any time.
4.2.
Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

4.2.1.
to determine the Fair Market Value;
4.2.2.
to determine the Awards to be granted and select the Service Providers to whom Awards may be granted hereunder;
4.2.3.
to determine the number of Shares or dollar amounts to be covered by each Award granted hereunder;
4.2.4.
to approve forms of Award Agreements for use under the Plan;
4.2.5.
to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto (including but not limited to temporarily suspending the exercisability of an Award if the Administrator deems such suspension necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that, except where the exercise of the Award would result in noncompliance with Applicable Laws, such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award), based in each case on such factors as the Administrator may determine;
4.2.6.
to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
4.2.7.
to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non‑U.S. laws, easing the administration of the Plan and/or for qualifying for favorable tax treatment under applicable non‑U.S. laws, in each case as the Administrator may deem necessary or advisable;
4.2.8.
to modify or amend each Award (subject to Sections 5.3 and 20.3), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option or Stock Appreciation Right (subject to Sections 7.4 and 10.4);
4.2.9.
to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 16 of the Plan;
4.2.10.
to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
4.2.11.
to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award;
4.2.12.
to determine whether Awards will be settled in Shares, cash or in any combination thereof; and

4.2.13.
to make all other determinations deemed necessary or advisable for administering the Plan.

For the avoidance of doubt, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly including but not limited to with respect to the number of Shares covered by such Award, the price applicable to such Award, or the vesting, forfeiture or other terms and conditions applicable to such award.

4.3.
Effect of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.
5.
Limits.
5.1.
Limits for Outside Director Compensation. In any Fiscal Year, no Outside Director may be granted equity awards (including any Awards granted under this Plan), the value of which will be based on their grant date fair value determined in accordance with GAAP, and be provided any cash retainers or fees in amounts that, in the aggregate, exceed $750,000; provided that such amount is increased to $1,000,000 in the Fiscal Year of his or her initial service as an Outside Director. Any equity awards (including Awards granted under the Plan) or other compensation provided to an individual for his or her services as an Employee, or for his or her services as a Consultant other than as an Outside Director, will be excluded for purposes of this Section 5.1. For purposes of determining when cash retainers or fees are provided, any deferral elections to delay payout timing will be disregarded.
5.2.
Minimum Vesting Requirements.
5.2.1.
General. Except as specified in Section 5.2.2, Awards will vest no earlier than the one (1)-year anniversary of such Award’s grant date (except if accelerated pursuant to a Change in Control or a termination of Participant’s status as a Service Provider under certain circumstances, a Participant’s death, or a Participant’s Disability) (each, an “Acceleration Event”).
5.2.2.
Exception. Awards may be granted to any Service Provider without regard to the minimum vesting requirements set forth in Section 5.2.1 if the Shares subject to such Awards would not result in more than five percent (5%) of the maximum aggregate number of Shares reserved for issuance pursuant to all outstanding Awards granted under the Plan (the “5% Limit”). Any Awards that have their vesting discretionarily accelerated (except if accelerated pursuant to an Acceleration Event) are subject to the 5% Limit. For purposes of clarification, the Administrator may accelerate the vesting of any Award pursuant to an Acceleration Event without such vesting acceleration counting toward the 5% Limit. The 5% Limit applies in the aggregate to Awards that do not satisfy the minimum vesting requirements set forth in Section 5.2.1 and to the discretionary vesting acceleration of Awards as specified in this Section 5.2.2.
5.3.
No Exchange Program. The Administrator may not implement an Exchange Program under the Plan.

5.4.
Dividends. With respect to any Options and Stock Appreciation Rights, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) thereunder, no right to receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to such Award, including without limitation notwithstanding any exercise of such Award. Further, no adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued under an Option or Stock Appreciation Right, except as provided in Section 15. Unless the Administrator provides otherwise, during any applicable Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, provided that any such dividends or distributions payable with respect to such Shares will be subject to the same vesting criteria and forfeitability provisions as the Shares of Restricted Stock with respect to which they were paid. With respect to Awards of Restricted Stock Units, Performance Units, and Performance Shares, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent of the Company), no right to receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to such Award, unless determined otherwise by the Administrator; provided, however, that any such dividends or distributions that the Administrator determines will be payable with respect to such Shares will be subject to the same vesting criteria and forfeitability provisions as the Shares subject to such Award with respect to which they were paid.

6.
Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or any Parent or Subsidiary of the Company.
7.
Stock Options.
7.1.
Grant of Options. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
7.2.
Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option and such other terms and conditions as the Administrator, in its sole discretion, may determine, subject to the terms of the Plan.
7.3.
Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the Shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary of the Company) exceeds one hundred thousand dollars ($100,000), such options will be treated as nonstatutory stock options. For purposes of this Section 7.3, incentive stock options will be taken into account in the order in which they were granted, the fair market value of the Shares will be determined as of the time the option with respect to such Shares is granted, and calculation will be performed in accordance with Section 422 of the Code.
7.4.
Term of Option. The term of each Option will be stated in the Award Agreement but will not exceed ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the maximum term of the Incentive Stock Option will be five (5) years from the date of grant.
7.5.
Option Exercise Price and Consideration.
7.5.1.
Exercise Price. The per-Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per-Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Options may be granted with a per-Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
7.5.2.
Waiting Period and Exercise Dates. At the time an Option is granted and subject to the terms of this Plan, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
7.5.3.
Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist of: (a) cash (including cash equivalents); (b) check; (c) promissory note, to the extent permitted by Applicable Laws, (d) other Shares, provided that such Shares have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (e) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (f) by net exercise; (g) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (h) any combination of the foregoing methods of payment.
7.6.
Exercise of Option.
7.6.1.
Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement, subject to the terms of this Plan. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form and in accordance with such procedures as the Administrator may specify from time to time) from the person entitled to exercise the Option; and (b) full payment of the exercise price for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan (except as provided otherwise under Section 3) and for sale under the Option, by the number of Shares as to which the Option is exercised.

7.6.2.
Termination of Relationship as a Service Provider other than Death or Disability. If a Participant ceases to be a Service Provider other than as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within three (3) months of such cessation, or such shorter or longer period of time as may be specified in the Award Agreement, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 7.4. However, unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries, Parents or Affiliates, as applicable, if on such date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified by the Administrator, such Option will terminate, and the Shares covered by such Option will revert to the Plan.
7.6.3.
Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within twelve (12) months following such cessation, or such longer or shorter period of time as may be specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 7.4, as applicable). However, unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries, Parents or Affiliates, as applicable, if on the date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified herein, such Option will terminate, and the Shares covered by such Option will revert to the Plan.
7.6.4.
Death of Participant. If a Participant dies while a Service Provider, his or her Option may be exercised within twelve (12) months following the Participant’s death, or within such longer or shorter period of time as may be specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 7.4, as applicable), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator. If the Administrator has not permitted the designation of a beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution (each, a “Legal Representative”). If the Option is exercised pursuant to this Section 7.6.4, the Participant’s designated beneficiary or Legal Representative shall be subject to the terms of the Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeiture that otherwise would be applicable to the Participant but for his or her death. However, unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries, Parents or Affiliates, as applicable, if at the time of death a Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If the Option is not so exercised within the time specified herein, such Option will terminate, and the Shares covered by such Option will revert to the Plan (except as provided otherwise under Section 3).
7.6.5.
Tolling Expiration. A Participant’s Award Agreement may also provide that:

(a) if the exercise of the Option following the cessation of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16b, then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement or (ii) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16b; or

(b) if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option or (ii) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

8.
Restricted Stock.
8.1.
Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, may determine.
8.2.
Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted and such other terms and conditions as the Administrator, in its sole discretion, may determine, subject to the terms of the Plan. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. For purposes of clarity and subject to the terms of the Plan, the Administrator, in its sole discretion, may determine that an Award of Restricted Stock will not be subject to any Period of Restriction and consideration for such Award is paid for by past services rendered as a Service Provider.
8.3.
Transferability. Except as provided in this Section 8 or as the Administrator may determine, Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction, subject to the terms of Section 14.
8.4.
Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
8.5.
Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
8.6.
Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
8.7.
Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan in accordance with Section 3.2 of the Plan.
9.
Restricted Stock Units.
9.1.
Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions and restrictions related to the grant, including the number of Restricted Stock Units.
9.2.
Vesting Criteria and Other Terms. Subject to the terms of the Plan, the Administrator will set vesting criteria in its discretion that, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion. For purposes of clarity and subject to the terms of the Plan, the Administrator, in its sole discretion, may determine that an Award of Restricted Stock Units will not be subject to any vesting criteria and consideration for such Award is paid for by past services rendered as a Service Provider.
9.3.
Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as set forth in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

9.4.
Form and Timing of Payment. Payment of earned Restricted Stock Units will be made at the time(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares or a combination of both.
9.5.
Cancellation. On the date set forth in the Award Agreement, all unearned or unvested Restricted Stock Units will be forfeited to the Company and any Shares covered by such Restricted Stock Units will revert to the Plan (except as provided otherwise under Section 3).
10.
Stock Appreciation Rights.
10.1.
Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Stock Appreciation Rights to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.
10.2.
Exercise Price and Other Terms. The per-Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 10.5 will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Stock Appreciation Rights may be granted with a per-Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Otherwise, the Administrator, subject to the terms of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.
10.3.
Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, may determine.
10.4.
Term and Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7.4relating to the maximum term (other than the restrictions applicable only to Incentive Stock Options) and Section 7.6relating to exercise also will apply to Stock Appreciation Rights.
10.5.
Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
10.5.1.a.
The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
10.5.1.b.
The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, such payment may be in cash, in Shares of equivalent value, or in some combination thereof.

11.
Performance Units and Performance Shares.
11.1.
Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Performance Units or Performance Shares (each such Award, a “Performance Award”) to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
11.2.
Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured (“Performance Period”), and such other terms and conditions as the Administrator may determine, subject to the terms of this Plan. Each Performance Award will have an initial value that is determined by the Administrator on or before its date of grant.
11.3.
Vesting Provisions and Other Terms. Subject to the terms of the Plan, the Administrator will set any vesting provisions (which may include, without limitation, any performance objectives and continued status as a Service Provider) that, depending on the extent to which any such vesting provisions are met, will determine the amount or value of the payout for the Performance Award. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
11.4.
Earning Performance Awards. The holder of a Performance Award will be entitled to receive a payout for the Performance Award to the extent earned by the Participant based on any applicable performance goal achieved over the Performance Period and satisfaction of any other vesting provisions under such Award. Subject to the terms of the Plan, the Administrator, in its discretion, may reduce or waive any vesting provisions for such Performance Award.
11.5.
Form and Timing of Payment. Payment of earned Performance Awards will be made at the time(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Performance Awards in cash, Shares or a combination of both.
11.6.
Cancellation. On the date set forth in the Award Agreement, all unearned or unvested Performance Awards will be forfeited to the Company, and any Shares covered by such Performance Awards will revert to the Plan (except as provided otherwise under Section 3).
12.
Compliance With Section 409A. The Plan and Awards issued hereunder are intended to be designed and operated in such a manner that is exempt from the application of, or complies with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Except as expressly determined otherwise by the Administrator, each payment or benefit under the Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the U.S. Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except to the extent the Administrator, in its sole discretion, expressly determines otherwise. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. Notwithstanding the foregoing, in no event will the Company or any of its Subsidiaries, Parents or Affiliates have any responsibility, liability or obligation to reimburse, indemnify or hold harmless a Participant (or any other person) in respect of Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, a Participant (or any other person) as a result of or in connection with Section 409A. The Administrator in its sole discretion will be permitted, in accordance with the terms of U.S. Treasury Regulation Section 1.409A‑3(j)(4) and in such manner that complies with Section 409A, to make any accelerated payment of an Award constituting deferred compensation within the meaning of Section 409A.
13.
Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of, or between, the Company or any Subsidiary, Parent or Affiliate of the Company. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
14.
Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution (which, for purposes of clarity, shall be deemed to include through a beneficiary designation if available in accordance with Section 7.6.4), and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
15.
Adjustments; Dissolution or Liquidation; Merger or Change in Control.
15.1.
Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, as well as numerical Share limits in Section 3. Notwithstanding the foregoing, the Company will have no obligation to effect any adjustment in a manner that may require the issuance of fractional Shares, and any fractional Shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Administrator, in its sole discretion, subject to any Applicable Laws.
15.2.
Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. Unless provided otherwise by the Administrator, to the extent it has not been previously exercised (with respect to an Option or Stock Appreciation Right), vested (with respect to Restricted Stock) or settled (with respect to any other Awards), an Award will terminate immediately prior to the consummation of such proposed action.
15.3.
Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, which may include, without limitation, that the outstanding Award will be: (a) assumed, or a substantially equivalent award(s) will be substituted, by the acquiring or succeeding entity (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (b) continued by the Company, subject to any adjustment pursuant to Section 15.1; (c) upon written notice to the Participant, terminate upon or immediately prior to the consummation of such merger or Change in Control; (d) vest and become exercisable, realizable or payable, or restrictions applicable to the Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (e) (i) terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for purposes of clarity, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award will be terminated by the Company without payment), or (ii) replaced with other rights or property selected by the Administrator in its sole discretion; or (f) treated in any combination of the foregoing. In taking any of the actions permitted under this Section 15.3, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.

In the event that the successor (or an affiliate thereof) does not assume the Award (or portion thereof) pursuant to the preceding clause (a) and as described below, or substitute for the Award (or portion thereof) pursuant to the preceding clause (a), and the Company does not continue the Award (or portion thereof) as described above (and for the avoidance of doubt, notwithstanding the vesting limitations under Section 5.2), the Participant will fully vest in and have the right to exercise his or her outstanding Options and Stock Appreciation Rights (or portions thereof) not so assumed, substituted for, or continued, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares (or portions thereof) not so assumed, substituted for, or continued will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not so assumed, substituted for, or continued, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels, and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries Parents or Affiliates, as applicable. In addition, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries, Parents or Affiliates, as applicable, to the extent an Option or Stock Appreciation Right (or portion thereof) is not so assumed, substituted for, or continued in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

For the purposes of this Section 15.3 and Section 15.4 below, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor or its Parent, the Administrator may, with the consent of the successor, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 15.3 to the contrary, and unless otherwise provided under an Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries, Parents or Affiliates, as applicable, an Award that vests, is earned or paid out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, that a modification to such performance goals only to reflect the successor’s post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 15.3 to the contrary, and unless otherwise provided in an Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries, Parents or Affiliates, as applicable, if a payment under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement (or other agreement related to the Award, as applicable) does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that otherwise would be accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties thereunder.

15.4.
Outside Director Awards. Any Award granted to an Outside Director while such individual was an Outside Director, regardless of whether such Award is assumed, substituted for, or continued, will fully vest immediately prior to a merger of the Company with or into another corporation or other entity or a Change in Control, provided that the Participant remains a Service

Provider through immediately prior to such merger or Change in Control, and the Participant will have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable prior to such, all restrictions on Restricted Stock, Restricted Stock Units, Performance Units, and Performance Shares will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries, Parents or Affiliates, as applicable.
16.
Tax Withholding.
16.1.
Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholdings are due, the Company (or any of its Parents, Subsidiaries or other affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Parents, Subsidiaries, or other affiliates, as applicable) or a relevant tax authority, an amount sufficient to satisfy U.S. federal, state, local, non‑U.S. and other taxes (including the Participant’s FICA or other social insurance contribution obligation) required to be withheld or paid with respect to such Award (or exercise thereof).
16.2.
Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax liability or withholding obligation, in whole or in part, by such methods as the Administrator shall determine, including, without limitation: (a) paying cash, check or other cash equivalents; (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion; (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine; provided, in each case, that the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or such greater amount as the Administrator may determine; provided, in each case, that the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (e) such other consideration and method of payment for the meeting of tax liabilities or withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws; or (f) any combination of the foregoing. The amount of the withholding obligation will be deemed to include any amount that the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
17.
No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries, Parents or Affiliates, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries, Parents or Affiliates, as applicable, to terminate such relationship at any time with or without cause, free from any liability or claim under the Plan, to the extent permitted by Applicable Laws.
18.
Date of Grant. The grant date of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as may be determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
19.
Term of Plan. Subject to Section 23, the Plan will become effective upon the later to occur of (a) the date of its initial adoption by the Board, and (b) the date of its initial approval by the Company’s stockholders (such later date, the “Effective Date”). The Plan will continue in effect until terminated earlier under Section 20 of the Plan, but no Incentive Stock Options may be granted after 10 years from the date the Plan is adopted by the Board.
20.
Amendment and Termination of the Plan.
20.1.
Amendment and Termination. The Administrator, in its sole discretion, may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason.
20.2.
Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
20.3.
Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant under an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided that the conversion of the Participant’s Incentive Stock Options into Nonstatutory Stock Options as a result of any actions taken by the Administrator will neither constitute nor contribute toward constituting an impairment of the Participant’s rights under an outstanding Award for purposes of this Section 20.3. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
21.
Conditions Upon Issuance of Shares.
21.1.
Legal Compliance. Shares will not be issued pursuant to an Award, including without limitation upon exercise or vesting thereof, as applicable, unless the issuance and delivery of such Shares and unless the exercise or vesting of the Award, if and as applicable, will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance.

21.2.
Investment Representations. As a condition to the exercise or vesting of an Award, the Company may require the person exercising or vesting in such Award to represent and warrant at the time of any such exercise or vesting that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
22.
Inability to Obtain Authority. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non‑U.S. law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
23.
Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
24.
Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of such Participant’s status as an employee or other service provider for cause or any specified action or inaction by a Participant, whether before or after such termination of employment or other service, that would constitute cause for termination of such Participant’s status as an employee or other service provider. Notwithstanding any provisions to the contrary under the Plan, all Awards granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement or reacquisition under any Company clawback policy that may be in effect at grant and any other clawback policy that the Company is required to adopt to comply with Applicable Laws, including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (collectively, the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company for all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws, including without limitation any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 24 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Subsidiary, Parent or Affiliate of the Company.

* * *

IMPINJ

IMPINJ, INC.
400 FAIRVIEW AVE. N
SUITE 1200
SEATTLE, WA 98109

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PI2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V95425-Z92856 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

IMPINJ, INC.

The Board of Directors recommends you vote FOR each of the following proposals:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Chris Diorio	☐	☐	☐
1b. Daniel Gibson	☐	☐	☐
1c. Umesh Padval	☐	☐	☐
1d. Steve Sanghi	☐	☐	☐
1e. Meera Rao	☐	☐	☐
1f. Arthur Valdez, Jr.	☐	☐	☐
1g. Miron Washington	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and 2025 Annual Report on Form 10-K are available at www.proxyvote.com.

V95426-Z92856

IMPINJ, INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 28, 2026 9:00 AM PT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Chris Diorio and Yukio Morikubo, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of IMPINJ, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM PT, on May 28, 2026, virtually at www.virtualshareholdermeeting.com/PI2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side